UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Amicus Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 25, 2011

Dear Stockholder:

We are pleased to invite you to attend our 2011 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 6 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, May 24, 2011, at 9:00 a.m. Eastern Daylight Time.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2011;

•	Our Annual Report on Form 10-K for 2010; and

•	A proxy card with a return envelope to record your vote.

The accompanying notice of the 2011 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.

Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John F. Crowley

Executive Chairman

April 25, 2011

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2011 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 6 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, May 24, 2011 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:

1.	Elect two Class I directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2014 Annual Meeting or until their respective successors have been elected.

2.	Approve the Amended and Restated 2007 Equity Incentive Plan.

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

4.	Consider and act upon any other business that is properly presented at the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2011 Annual Meeting is April 1, 2011. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Geoffrey P. Gilmore

Senior Vice President, General Counsel and

Secretary

Cranbury, New Jersey

April 25, 2011

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominees and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.

6 Cedar Brook Drive, Cranbury, New Jersey 08512

(609) 662-2000

PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

MAY 24, 2011

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (sometimes referred to as “Amicus” or the “Company”) is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 6 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, May 24, 2011 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the internet.

We intend to mail this Proxy Statement, our 2010 Annual Report on Form 10-K, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 25, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2011.

THE PROXY STATEMENT FOR OUR 2011 ANNUAL MEETING OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 ARE AVAILABLE AT: www.sec.gov, through the Investor Relations section of our web site at www.amicustherapeutics.com or at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417.

Who Can Vote?

Only stockholders of record at the close of business on April 1, 2011 are entitled to vote at the Annual Meeting. On this record date, there were 34,516,180 shares of our common stock (“Common Stock”) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.

Stockholder of Record: Shares Registered in Your Name

If, on April 1, 2011, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 1, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two Class I directors;

•	Approval of the Amended and Restated 2007 Equity Incentive Plan; and

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

Stockholder of Record: If your shares are registered directly in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

•

By telephone. You may vote over the telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2011 to be counted.

•

Internet. You may vote via the internet by going to www.voteproxy.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2011 to be counted.

Beneficial Owner: If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?

Each share of Common Stock that you own as of April 1, 2011, entitles you to one vote on each matter to be voted on at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, “For” the Amended and Restated 2007 Equity Incentive Plan, and “For” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 3 if it does not receive instructions from you. The broker, bank or other nominee will not be permitted to vote on the other Proposals without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the approval of the Amended and Restated 2007 Equity Incentive Plan; and

•	“FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Amended and Restated 2007 Equity Incentive Plan	The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the Amended and Restated 2007 Equity Incentive Plan. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal. These broker non-votes will have no effect on the results of this vote. Our Board has approved the Amended and Restated 2007 Equity Incentive Plan and believes it is in the best interest of the stockholders to approve it.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the Audit Committee of our Board will reconsider its selection.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposals 2 and 3. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission (“SEC”) Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 27, 2011. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 27, 2011 and not later than December 27, 2011; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90) day prior to such Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such Annual Meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, New Jersey 08512.

Attending the Annual Meeting

The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 6 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, May 24, 2011 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FINANCE

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2011 for (a) the executive officers named in the Summary Compensation Table contained in this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 31, 2011 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 34,516,180 shares of Common Stock outstanding on March 31, 2011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders

Entities affiliated with Palo Alto Investors (1)	7,232,487	20.7%
470 University Avenue
Palo Alto, CA 94301

Entities affiliated with GlaxoSmithKline plc (2)	6,866,244	19.9%
980 Great West Road
Brentford, Middlesex TW8 9GS England

Entities affiliated with New Enterprise Associates (3)	4,510,340	13.1%
1119 St. Paul Street
Baltimore, MD 21202

Entities affiliated with Great Point Partners (4)	3,719,630	10.5%
165 Mason Street, 3rd Floor
Greenwich, CT 06830

Entities affiliated with Frazier Healthcare Ventures (5)	3,520,678	10.2%
601 Union Street, Suite 3200
Seattle, WA 98101

Entities affiliated with Prospect Venture Partners II, L.P. (6)	2,240,752	6.5%
435 Tasso Street, Suite 200
Palo Alto, CA 94301

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Executive Officers and Directors
John F. Crowley (7)	945,773	2.7%
Matthew R. Patterson (8)	303,468	*
S. Nicole Schaeffer (9)	145,931	*
David Lockhart, Ph.D. (10)	344,822	*
Bradley L. Campbell (11)	103,505	*
John Kirk (12)	63,255	*
Geoffrey P. Gilmore (13)	87,692	*
Pol F. Boudes (14)	90,407	*
John M. McAdam (15)	—	*
Ken Valenzano, Ph.D. (16)	55,729	*
Kenneth Peist (17)	29,131	*
Enrique Dilone (18)	14,204	*
Mohan Ganesan (19)	24,259	*
Donald J. Hayden, Jr. (20)	126,092	*
Glenn P. Sblendorio (21)	31,933	*
Michael G. Raab (22)	20,000	*
Sol J. Barer, Ph.D. (23)	45,625	*
Margaret G. McGlynn, R.Ph. (24)	8,784	*
Alexander E. Barkas, Ph.D. (6) (25)	2,260,752	6.5%
James N. Topper, M.D., Ph.D. (4) (26)	3,540,678	10.3%
P. Sherrill Neff (27)	1,439,762	4.2%
James Barrett, Ph.D. (3)	4,510,340	13.1%
All directors and executive officers as a group (22 persons) (28)	14,192,142	38.5%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)	Consists of 2,330,686 shares beneficially owned by Palo Alto Healthcare Master Fund, L.P., 2,612,425 shares beneficially owned by Palo Alto Healthcare Master Fund II, L.P., 2,061,492 shares beneficially owned by Palo Alto Healthcare Fund, L.P. and 2,077,139 shares beneficially owned by Palo Alto Healthcare Fund II, L.P, along with 412,500 shares underlying warrants. Palo Alto Investors is the manager of Palo Alto Investors, LLC. William Leland Edwards is the controlling shareholder of Palo Alto Investors. Anthony Joonkyoo Yun, M.D. is the President of Palo Alto Investors, LLC and Palo Alto Investors. Each of Palo Alto Investors, LLC, Palo Alto Investors, Mr. Edwards and Dr. Yun disclaims beneficial ownership of the shares held by entities affiliated with Palo Alto Investors, except to the extent of any pecuniary interest therein.
(2)	Consists of 6,866,244 shares held of record by Glaxo Group Limited.
(3)

Consists of 3,659,157 shares held of record by New Enterprise Associates 11, Limited Partnership and 851,183 shares held of record by New Enterprise Associates 9, Limited Partnership. Voting and investment power over the shares held by New Enterprise Associates 9, Limited Partnership is exercised by NEA Partners 9, Limited Partnership, its general partner. The individual general partners of NEA Partners 9, Limited Partnership are C. Richard Kramlich, Peter J. Barris, Charles W. Newhall, III, Mark W. Perry and John M. Nehra. Voting and investment power over the shares held by New Enterprise Associates 11, Limited Partnership is exercised by NEA Partners 11, Limited Partnership, its general partner. The general partner of NEA Partners 11, Limited Partnership is NEA 11 GP, LLC. The individual managers of NEA 11 GP, LLC are C. Richard Kramlich, Peter J. Barris, Forest Baskett, Charles W. Newhall, III, Mark W. Perry, Scott D. Sandell, Eugene A. Trainor, III, Charles M. Linehan, Ryan D. Drant, Krishna “Kittu” Kolluri and M. James Barrett. Each of the aforementioned indirect holders of the shares held by New Enterprise Associates 11, Limited Partnership and New Enterprise Associates 9, Limited Partnership disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interest therein.

(4)	Consists of 671,555 shares held of record by Biomedical Value Fund, L.P. (“BVF”), 742,687 shares held of record by Biomedical Offshore Value Fund, Ltd. (“BOVF”), 258,269 shares held of record by Biomedical Institutional Value Fund, L.P. (“BIVF”), 401,064 shares held of record by Lyrical Multi-Manager Fund, L.P. (“Lyrical”), and 668,448 shares held of record by Class D Series GEF-PS, L.P (“GEF-PS”), along with 234,612 shares underlying a warrant held by BVF, 254,700 shares underlying a warrant held by BOVF, 87,228 shares underlying a warrant held by BIVF, 150,399 shares underlying a warrant held by Lyrical and 250,668 shares underlying a warrant held by GEF-PS. Great Point Partners, LLC is the investment manager of these funds and by virtue of such status may be deemed to the beneficial owners of these shares. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point and Mr. David Kroin, as special managing member of Great Point, has voting and investment power with respect to these shares. Each of Great Point Partners LLC, Dr. Jay and Mr. Kroin disclaims beneficial ownership of the shares held by entities affiliated with Great Point Investors, except to the extent of any pecuniary interest therein.
(5)	Consists of 2,586,886 shares held of record by Frazier Healthcare IV, L.P., 13,128 shares held of record by Frazier Affiliates IV, L.P. and 920,664 shares held of record by Frazier Affiliates V, L.P. Dr. Topper, a member of our Board of Directors, holds the title of General Partner with Frazier Healthcare Ventures. In that capacity he shares voting and investment power for the shares held by Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P. Dr. Topper disclaims beneficial ownership of the shares held by entities affiliated with Frazier Healthcare Ventures, except to the extent of any pecuniary interest therein.
(6)	Consists of 2,207,144 shares held of record by Prospect Venture Partners II, L.P., and 33,608 shares held of record by Prospect Associates II, L.P. Dr. Barkas, a member of our Board of Directors and a Managing Member of the General Partner of both Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., disclaims beneficial ownership of the shares held by entities affiliated with Prospect Venture Partners II, L.P. except, to the extent of any pecuniary interest therein.
(7)	Consists of 851,445 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011, 89,867 shares held of record and 4,461 shares underlying a warrant.
(8)	Consists of 246,921 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011, and 56,547 shares held of record.
(9)	Consists of 133,349 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011 and 12,582 shares held of record.
(10)	Consists of 344,822 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(11)	Consists of 103,505 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(12)	Consists of 63,255 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(13)	Consists of 87,692 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(14)	Consists of 90,407 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(15)	All of Mr. McAdam’s options expired prior to the end of the year.
(16)	Consists of 54,021 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011, and 1,708 shares held of record.
(17)	Consists of 29,131 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(18)	Consists of 14,204 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(19)	Consists of 24,259 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(20)	Consists of 126,092 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(21)	Consists of 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011, and 11,933 shares held of record.

(22)	Consists of 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(23)	Consists of 25,625 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011, and 20,000 shares held of record.
(24)	Consists of 8,784 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(25)	Consists of 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(26)	Consists of 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011.
(27)	Consists of 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011 and 1,064,822 shares held of record by Quaker BioVentures, L.P and 354,940 shares held of record by Garden State Life Sciences Venture Fund, L.P. Mr. Neff, a member of our Board and a Member of the General Partner of Quaker BioVentures, L.P. and Garden State Life Sciences Venture Fund, L.P. disclaims beneficial ownership of the shares held by entities affiliated with Quaker BioVentures, except to the extent of any pecuniary interest therein.
(28)	Consists of 2,303,512 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2011, 4,461 shares underlying a warrant and 11,884,169 total shares held of record.

MANAGEMENT

The Board of Directors

Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board is divided into three classes for purposes of election. Generally, one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board currently consists of ten members, divided into three classes as follows:

•	The Class I directors are Drs. Barkas and Barrett and Mr. Neff and their term will expire at the 2011 Annual Meeting of Stockholders;

•	The Class II directors are Drs. Barer, Topper and Mr. Hayden and their term will expire at the 2012 Annual Meeting of Stockholders; and

•	The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2013 Annual Meeting of Stockholders.

Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the size of the Board be set at ten members.

On April 18, 2011, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Drs. Barkas and Barrett for re-election as Class I directors for a term of three years to serve until the 2014 Annual Meeting of stockholders, and until their respective successors have been duly elected and qualified. In March 2011, Mr. Neff informed the Company that he would not stand for re-election when his term expires at the 2011 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee has not yet nominated a person to fill this vacancy in our Class I directors.

The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board’s decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position
Alexander E. Barkas, Ph.D. (1) (2)	63	Director
James Barrett, Ph.D. (1) (2)	68	Director

(1)	Member of Nominating/Corporate Governance Committee
(2)	Member of Science and Technology Committee

Alexander E. Barkas, Ph.D., has served as a member of our Board of Directors since 2004. Since 1997, Dr. Barkas has been a co-founder and served as a managing member of the general partner of a series of Prospect Venture Partners’ funds. Dr. Barkas serves on the board of directors of two publicly-held biotechnology companies, Complete Genomics, Inc. and Geron Corporation, and as a director of several private biotechnology and medical device companies. He previously served on the board of directors of Tercica, Inc. He holds a B.A. from Brandeis University and a Ph.D. from New York University. Dr. Barkas’ experience overseeing Prospect Venture Partners investments in biotechnology, serving as chairman of another publicly-held biopharmaceutical company and strong capital markets experience contributed to our conclusion that he should be re-elected as a director of the Company.

James Barrett, Ph.D. has served as a member of our Board of Directors since August 2009. Dr. Barrett currently serves as General Partner of New Enterprise Associates (NEA), where he specializes in biotechnology and works with members of NEA’s healthcare investment group on medical devices, healthcare information systems and healthcare services companies. Prior to joining NEA in 2001, Dr. Barrett served as Founder, Chairman and Chief Executive Officer of Sensors for Medicine and Science (1997—2001) where he remains Chairman. Prior to that, he led three NEA-funded companies, serving as Chairman and Chief Executive Officer of Genetic Therapy, Inc. (1987—1995), President and Chief Executive Officer of Life Technologies (1985—1987), and President and Chief Executive Officer of Bethesda Research Labs (1982—1983). He currently serves on the board of directors of several life sciences companies including Inhibitex, Inc. and Targacept, Inc., and previously served on the boards of Iomai Corporation, MedImmune, LLC and YM Biosciences, Inc. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, his MBA from the University of Santa Clara, and a BS in Chemistry from Boston College. Dr. Barrett’s experience overseeing NEA investments in biotechnology, serving as a member of the board of directors of other public companies, prior senior management experience, including as President and CEO, in biopharmaceutical companies and strong capital markets experience contributed to our conclusion that he should be re-elected as a director of the Company.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position
John F. Crowley	44	Executive Chairman
Sol J. Barer, Ph.D. (1)	63	Director
Donald J. Hayden, Jr. (3) (5)	55	Director
Margaret G. McGlynn, R.Ph. (2)	51	Director
Michael G. Raab (1) (2)	46	Director
Glenn P. Sblendorio (2)	55	Director
James N. Topper, M.D., Ph.D. (1) (4)	49	Director

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Nominating/Corporate Governance Committee.
(4)	Member of Science and Technology Committee
(5)	Lead Independent Director

John F. Crowley has served as Executive Chairman since April 2011, Chairman and Chief Executive Officer from February 2010 to April 2011, and Chief Executive Officer from January 2005, and has also served as a director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley’s service as Executive Chairman will end on September 30, 2011 with a possible extension for up to three months upon the mutual agreement of Mr. Crowley and the Company. Upon his resignation as Executive Chairman at that time, Mr. Crowley will no longer serve as a member of the Board. Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University’s School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School. Mr. Crowley’s demonstrated leadership in his field, his prior senior management experience in our industry including as Chief Executive Officer of development stage biopharmaceutical companies, his extensive and intimate knowledge of the rare disease community, and his experience as our Chief Executive Officer contributed to our conclusion that he should continue to serve as a director of the Company.

Sol J. Barer, Ph.D. has served as a member of our Board of Directors since January 2009. Dr. Barer currently serves as non-Executive Chairman of Celgene Corporation. From May 2006 to June 2010, he served as Chief Executive Officer of Celgene, and also as Chairman beginning in January 2007, prior to transitioning to his current position. He was appointed President of Celgene in 1993 and Chief Operating Officer and director in 1994. He previously served as Senior Vice President, Science and Technology, and Vice President/ General Manager, Chiral Products, from 1991 to 1994, and Vice President, Technology, from 1987 to 1991. Dr. Barer serves on the board of trustees of Rutgers University, board of the Tourette Syndrome Association, the board of ContraFect Corp., the board of trustees (Chair) of the Biotechnology Council of New Jersey and is on the board of trustees of the Brooklyn College Foundation. He has previously served as a Commissioner of the NJ Commission on Science and Technology. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University. Dr. Barer’s significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the board of directors of another publicly-held biopharmaceutical company contributed to our conclusion that he should continue to serve as a director of the Company.

Donald J. Hayden, Jr. has served as a member of our Board of Directors since March 2006 and as Lead Independent Director since February 2010. Mr. Hayden served as Chairman from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer. From 1991 to 2005, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas. Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University. Mr. Hayden’s demonstrated leadership in his field, his prior senior management experience in the pharmaceutical industry and his experience as our Interim Chief Executive Officer contributed to our conclusion that he should continue to serve as a director of the Company.

Margaret G. McGlynn, R.Ph. has served as a member of our Board of Directors since October 2009. Ms. McGlynn served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. from 2005 until her retirement in 2009. Ms. McGlynn joined Merck in 1983, and served in a variety of marketing, sales and managed care roles. Currently, Ms. McGlynn serves as a member of the board of directors for Air Products and Chemicals, Inc. She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in Pharmacy and a MBA in Marketing from the State University of New York at Buffalo. Ms. McGlynn’s significant leadership experience in the pharmaceutical industry, her service on the board of directors of a Fortune 500 company and her financial expertise gained in senior management positions and through her service on the audit committee of another public company contributed to our conclusion that she should continue to serve as a director of the Company.

Michael G. Raab has served as a member of our Board of Directors since 2004. Mr. Raab has served as Chairman and Chief Executive Officer of Ardelyx, Inc. since March 2009. Mr. Raab previously served as a partner of NEA from June 2002 until December 2008. From 1999 to 2002, he was a Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Raab holds a B.A. from DePauw University. Mr. Raab’s prior and current senior management experience in our industry including as Chief Executive Officer of a development stage biopharmaceutical company, prior commercial experience in our industry, prior experience overseeing NEA investments in biotechnology and his knowledge of the rare disease community contributed to our conclusion that he should continue to serve as a director of the Company.

Glenn P. Sblendorio has served as a member of our Board of Directors since June 2006. Mr. Sblendorio has served as Chief Financial Officer and Executive Vice President of The Medicines Company since March 2006. Prior to joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University. Mr. Sblendorio’s demonstrated knowledge of financial and financing matters, prior experience in business development matters, ability to serve as a financial expert on our Audit Committee and senior management experience in the pharmaceutical industry contributed to our conclusion that he should continue to serve as a director of the Company.

James N. Topper, M.D., Ph.D., has served as a member of our Board of Directors since 2004. Dr. Topper has been a partner with Frazier Healthcare Ventures since August 2003, holding the position of General Partner since 2004. Prior to joining Frazier Healthcare, he served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals and ran Millennium San Francisco (formerly COR Therapeutics) from 2002 until 2003. Prior to the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from August 1999 to February 2002. He holds an appointment as a Clinical Assistant Professor of Medicine at Stanford University and as a Cardiology Consultant to the Palo Alto Veterans Administration Hospital. Dr. Topper previously served on the board of directors of La Jolla Pharmaceutical Company. Dr. Topper holds an M.D. and a Ph.D. in Biophysics from Stanford University School of Medicine. Dr. Topper’s experience overseeing Frazier Healthcare Ventures investments in biotechnology, prior senior management experience in our industry, significant knowledge of medical and scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should continue to serve as a director of the Company.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly. Based on this review, the Board has determined that the following directors are “independent directors” as defined by the rules and regulations of The Nasdaq Stock Market LLC (“NASDAQ”): Messrs. Hayden, Raab and Sblendorio, Drs. Barer, Barkas, Barrett and Topper and Ms. McGlynn.

Committees of the Board of Directors and Meetings

Our Board of Directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee, each of which has the composition and responsibilities described below.

Audit Committee. Our Audit Committee met eight times during 2010. The current members of our Audit Committee are Mr. Sblendorio, Ms. McGlynn and Mr. Raab. Mr. Sblendorio is the chair of the Committee.

Our Board has determined that Mr. Sblendorio is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has “accounting or related financial management expertise” within the meaning of the rules and regulations of NASDAQ. Our Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm.

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report required by SEC rules.

All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

NASDAQ rules require that all members of the Audit Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit Committee satisfy the independence requirements for service on the Audit Committee.

A copy of the Audit Committee’s written charter is publicly available on our web site at www.amicustherapeutics.com.

Compensation Committee. Our Compensation Committee met nine times during 2010. Messrs. Neff and Raab and Drs. Barer and Topper are the members of our Compensation Committee. Mr. Neff is the chair of the Committee and will serve as such until his term as director expires at the 2011 Annual Meeting. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs and other matters as directed by the Committee. Pay Governance does not provide any other services to the Company.

Our Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing the evaluation of performance of our senior executives;

•	overseeing and administering, and making recommendations to our Board with respect to, our cash and equity incentive plans;

•	reviewing and approving potential executive and senior management succession plans; and

•	reviewing and approving non-routine employment agreements, severance agreements and change in control agreements.

We believe that the members of our Compensation Committee qualify as independent directors under the rules and regulations of NASDAQ.

A copy of the Compensation Committee’s written charter is publicly available on our web site at www.amicustherapeutics.com.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Compensation Discussion and Analysis.”

Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met four times during 2010. Mr. Hayden and Drs. Barkas and Barrett are the members of our Nominating and Corporate Governance Committee. Mr. Hayden chairs the Committee.

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board’s Committees;

•	conducting searches for appropriate directors;

•	reviewing the size, composition and structure of our Board;

•	developing and recommending to our Board corporate governance principles;

•	overseeing a periodic self-evaluation of our Board and any Board committees; and

•	overseeing compensation and benefits for directors and Board committee members.

We believe that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of the NASDAQ.

A copy of the Nominating and Governance Committee’s written charter is publicly available on our web site at www.amicustherapeutics.com.

Science and Technology Committee. Our Science and Technology Committee met six times in 2010. Drs. Topper, Barkas and Barrett are the members of our Science and Technology Committee. Dr. Topper chairs the Committee.

Our Science and Technology Committee’s responsibilities include:

•

identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

•	reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company’s Research and Development programs;

•	reviewing, evaluating and advising the Board regarding the Company’s progress in achieving its strategic Research and Development goals and objectives; and

•	reviewing and making recommendations to the Board on the Company’s internal and external investments in science and technology.

We believe that the members of the Science and Technology Committee qualify as independent directors under the rules and regulations of NASDAQ. A copy of the Science and Technology Committee’s written charter is publicly available on our web site at www.amicustherapeutics.com.

Transactions Committee. In 2010, we formed a Transactions Committee in connection with our evaluation of various business development activities including our eventual collaboration agreement with GlaxoSmithKline (GSK) for the development of Amigal. The members of the Transactions Committee were Messrs. Hayden, Neff and Sblendorio and Ms. McGlynn. The committee met eight times during 2010 and was dissolved following the closing of the collaboration agreement with GSK.

Board Leadership Structure

On April 18, 2011, John Crowley resigned as chief executive officer of the Company in order to devote more time to interests related to public policy, civic service and philanthropic endeavors. In order to effect an orderly transition of leadership at the Company, the Board appointed Mr. Crowley as executive chairman, effective immediately upon his resignation as chief executive officer, for a term ending on September 30, 2011, with a possible extension for up to three months upon the mutual agreement of Mr. Crowley and the Company. In his role as executive chairman, Mr. Crowley will perform all the duties of chairman of the Board and such other executive officer duties as the Board may assign him from time to time at its sole discretion. Upon the conclusion of his service as executive chairman, Mr. Crowley will no longer serve as a member of the Board. Mr. Patterson currently serves as acting chief executive officer and is a candidate for the permanent chief executive officer role.

Previously, in February 2010, the Board elected Mr. Crowley as chairman of the Board in addition to his role as chief executive officer to succeed Donald J. Hayden, Jr. Simultaneous with Mr. Crowley’s election to chairman, the Board appointed Mr. Hayden as Lead Independent Director. As Lead Independent Director, Mr. Hayden is responsible for, among other things:

•	leading executive sessions of the Board’s independent directors,

•	advising the independent Board committee chairs in fulfilling their responsibilities to the Board,

•	assisting the Board and the Company’s officers in complying with the Company’s governance guidelines, and

•	overseeing the process of evaluating, developing and compensating the chief executive officer.

The Company believes that by creating a Lead Independent Director position held by Mr. Hayden, it has designed a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company’s strategic planning activities. In connection with our search for a permanent chief executive officer, the Board will consider whether the roles of chairman of the Board and chief executive officer will continue to be separate. This decision will depend on a number of factors including the skills and experience of the individual who is elected as the permanent replacement for Mr. Crowley as chief executive officer and the availability of a current or future member of the Board to serve as chairman.

Risk Oversight Management

Our Board provides risk oversight for the Company primarily through the Audit Committee. During 2009, we initiated an Enterprise Risk Management Risk Assessment Action Plan. Under this plan, the Company identified risks throughout our organization utilizing various methodologies, including interviews with senior employees and members of the Board. We then evaluated the identified risks and began implementing procedures and activities designed to manage and mitigate such risks. We presented several reports on this risk identification, management and mitigation process to the Audit Committee throughout 2009, who provided guidance and feedback to senior management. The Audit Committee apprised the Board of our progress throughout the year. The Audit Committee continued this process during 2010 and will maintain oversight and monitoring of senior management’s efforts in the future to identify and manage the Company’s risks.

Risk Analysis of Compensation Policies and Practices

The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company, our stock options vest over multiple years and are not linked to the achievement of defined metrics. In addition, cash incentive bonuses tied to the achievement of Company goals and, for employees below vice president, individual goals, have historically made up a small percentage of our employees’ total compensation package; although in 2010 payouts under our cash incentive bonus plan represented approximately 25% of the total compensation awarded to our named executive officers as a result of the corporate multiplier being set at 108.5%. Further, as a development stage company, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.

Policies Governing Director Nominations

Director Qualifications. Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	the ability to exercise sound business judgment;

•	substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

Process for Identifying and Evaluating Director Nominees. Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company’s mission. The Nominating and Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee’s specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. The Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

Procedures for Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under “Director Qualifications.” Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus Therapeutics Inc., 6 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Secretary. In addition, our By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Director.”

Meeting Attendance. During the year ended December 31, 2010, there were nine meetings of our Board of Directors, and the various committees of the Board met a total of 36 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during 2010. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2010 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the Board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of the Company.

Stockholder Communications to the Board

Any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

The following is a brief summary of the background of each of our executive officers:

John F. Crowley, 44, has served as Executive Chairman since April 2011, Chairman and Chief Executive Officer from February 2010 to April 2011 and Chief Executive Officer from January 2005, and has also served as a Director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley’s service as Executive Chairman will end on September 30, 2011 with a possible extension for up to three months upon the mutual agreement of Mr. Crowley and the Company. Upon his resignation as Executive Chairman, Mr. Crowley will no longer serve as a member of the Board. Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University’s School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

Matthew R. Patterson, 39, has served as Acting Chief Executive Officer and President since April 2011, President and Chief Operating Officer since February 2011 and Chief Operating Officer since September 2006. From December 2004 to September 2006, he served as Chief Business Officer. From 1998-2004, Mr. Patterson worked at BioMarin Pharmaceuticals Inc where he was Vice President, Regulatory and Government Affairs from 2001 to 2003 and later Vice President, Commercial Planning from 2003-2004. From 1993-1998, Mr. Patterson worked in various roles at Genzyme Corporation in Regulatory Affairs and Manufacturing. Mr. Patterson received a B.A. in Biochemistry from Bowdoin College.

David J. Lockhart, Ph.D., 49, has served as Chief Scientific Officer since January 2006. Prior to joining Amicus, Dr. Lockhart served as President, Chief Scientific Officer and co-founder of Ambit Biosciences, a biotechnology company specializing in small molecule kinase inhibitors, from March 2001 to July 2005. Dr. Lockhart served as a consultant to Ambit Biosciences from August 2000 to March 2001, and as a visiting scholar at the Salk Institute for Biological Studies from October 2000 to March 2001. Prior to that, Dr. Lockhart served in various positions, including Vice President of Genomics Research at Affymetrix, and was the Director of Genomics at the Genomics Institute of the Novartis Research Foundation from February 1999 to July 2000. He received his Ph.D. from Stanford University and was a post-doctoral fellow at the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology.

S. Nicole Schaeffer, 43, has served as Senior Vice President, Human Resources and Leadership Development since August 2008 and, prior thereto, served as Vice President, Human Resources and Leadership Development since March 2005. From 2001 to 2004, she served as Senior Director, Human Resources, for three portfolio companies of Flagship Ventures, a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer received her B.A. from the University of Rochester and her M.B.A. from Boston University.

Bradley L. Campbell, 35, has served as Senior Vice President, Business Operations since January 2010. From May 2007 to January 2010, he served as Vice President, Business Planning and from April 2006 until May 2007, he served as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager and later Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.

John R. Kirk, 54, has served as Vice President, Regulatory Affairs since January 1, 2008. Prior to joining Amicus, Mr. Kirk served as Executive Director, Regulatory Affairs at Aegerion Pharmaceuticals. From 2003 to 2007, Mr. Kirk held positions of increasing responsibility with Esperion Therapeutics which was acquired during this time by Pfizer. From 2000 to 2002, Mr. Kirk was Director, Worldwide Regulatory Affairs for Pfizer Global Research and Development. From 1988 to 2000, Mr. Kirk held various Regulatory positions with Parke-Davis Pharmaceutical Research. Mr. Kirk holds both his M.S. and B.S. from Wright State University in Ohio.

Geoffrey P. Gilmore, 45, has served as Senior Vice President, General Counsel and Secretary since March 2008. Prior to joining Amicus, from 2003 to 2008, Mr. Gilmore was in the Law Department at Bristol-Myers Squibb Company, where he most recently served as Vice President and Senior Counsel. From 2002 to 2003, Mr. Gilmore was a Senior Attorney at Wyeth Pharmaceuticals. From 1997 to 2002, Mr. Gilmore held various positions in the law department of Bristol Myers Squibb Company. Prior to joining Bristol-Myers Squibb

Company, Mr. Gilmore was an associate with the law firms Ballard Spahr Andrews & Ingersoll, LLP, where he practiced in the Business and Finance Group, and Montgomery, McCracken, Walker & Rhoads, LLP, where he practiced in the Corporate & Securities Group. Mr. Gilmore received his B.A. from Franklin and Marshall College and his J.D. from University of Michigan Law School.

Pol F. Boudes, 54, has served as Chief Medical Officer since January 2009. Prior to joining Amicus, from 2004 to 2009, Dr. Boudes served as Vice President, Global Clinical Development Women’s Health Care US at Bayer HealthCare Pharmaceuticals (formerly Berlex, Inc.). From 1990 to 2004, Dr. Boudes served in positions of increasing responsibility with the Wyeth-Ayerst Research division of Wyeth both in Philadelphia, PA and in Europe, with Hoffmann-La Roche, and with Pasteur Merieux serums & vaccines (now sanofi-aventis). Dr. Boudes received his M.D. from the University of Aix-Marseilles, France, completed his internship and residency in Marseilles and in Paris, France and was an Assistant Professor of Medicine at the University of Paris. Dr. Boudes is specialized in Endocrinology and Metabolic Diseases, Internal Medicine, and Geriatric diseases. Dr. Boudes practiced medicine in this capacity in academic hospitals in France where he also participated in multiple clinical research programs as an investigator.

Enrique Diloné, Ph.D., RAC, 44, has served as Vice President, Technical Operations since January 2011. From August 2009 to January 2011, he served as Senior Director, Quality Control and Analytical Chemistry. Prior to joining Amicus, Dr. Diloné served as Executive Director of Quality and Analytics at NovaDel Pharma, a specialty pharmaceutical company developing oral spray formulations, from February 2007 to August 2009. Dr. Diloné served as Senior Director/Director of Analytical Operations at OSI/Eyetech Pharmaceuticals from February 2002 to December 2006. He received a Ph.D. and an M.S., both in Chemistry, from Seton Hall University, and a B.A. in Chemistry from New York University. He is also certified in US Regulatory Affairs.

Ken Valenzano, Ph.D., 43, has served as Vice President, Pharmacology since May 2010. From July 2005 to May 2010, he served as Senior Director and Director, Pharmacology. Prior to joining Amicus, Dr. Valenzano served in a variety of scientific leadership roles at Purdue Pharma from 1999-2005. He received a Ph.D. from the joint Pharmacology program of Rutgers University and University of Medicine and Dentistry of NJ, Robert Wood Johnson Medical School in 1995. He received a B.S. in Biology from Villanova University.

Kenneth W. Peist, 47, has served as Vice President, Intellectual Property since January 2011 and, prior thereto, as Senior Director, Intellectual Property since December 2007. From 1998 to 2007, he held a variety of legal positions at Bristol-Myers Squibb Co., Vitae Pharmaceuticals and ExxonMobil. Mr. Peist received his J.D. from Seton Hall University School of Law in 1998 and a B.S. from Old Dominion University in 1986.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee, in consultation with the Board of Directors, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. In 2010, the Company made significant progress in advancing its product pipeline and increasing its financial stability through the achievement of several strategic objectives, including the following:

•

In October 2010, we entered into a collaboration agreement with GlaxoSmithKline (“GSK”) for the development of our lead product candidate, Amigal (migalastat hydrochloride) for Fabry disease. Under the terms of the collaboration, we received an upfront license payment of $30 million and are eligible to receive further payments of approximately $170 million upon the successful achievement of development and commercialization milestones, as well as tiered double-digit royalties on global sales of Amigal.

•

We reduced our future operating costs by entering into the collaboration with GSK, who will fund 50% of the development costs for Amigal in 2011 and 75% of the development costs in 2012 and beyond subject to both annual and aggregate cost caps for Amicus.

•	We enrolled a majority of the anticipated 60 patients in our Phase 3 study of Amigal in Fabry disease, the Company’s first Phase 3 study in its history.

•

We expanded the potential uses of our pharmacological chaperone technology through clinical and preclinical studies examining co-administration of pharmacological chaperones with existing therapies and in diseases of neurodegeneration.

•

We successfully completed a registered direct offering of our Common Stock for gross proceeds of $18.5 million. Additionally, in connection with the collaboration agreement, GSK purchased approximately 6.9 million shares of our Common Stock for an equity investment of approximately $31 million.

In recognition of these and other accomplishments throughout the year, the Compensation Committee determined that the corporate multiplier used in determining cash bonuses for our named executive officers for 2010 should be set at 108.5%, resulting in bonuses for such officers above their targets.

We describe our executive compensation program below in more detail and provide an analysis of the compensation paid and earned in 2010 by our “named executive officers” – our executive chairman and former chief executive officer, principal financial officer and three other most highly compensated executive officers. In 2010, our named executive officers were Messrs. Crowley, Patterson, McAdam and Ganesan and Drs. Boudes and Lockhart. John McAdam served as our principal financial officer until September 2010 and Mohan Ganesan served as our principal financial officer for the remainder of the year. Daphne Quimi, treasurer and corporate controller of the Company, currently serves as our principal financial officer. Mr. Crowley served as our chief executive officer until April 2011 when he transitioned to his current position as executive chairman. Mr. Patterson was appointed as our acting chief executive officer and principal executive officer at that time in addition to his duties as president. Upon the recommendation of the Compensation Committee, the Board previously approved the promotion of Mr. Patterson to president in February 2011 as a result of his significant contribution to the Company’s successful 2010 and to the overall leadership of the Company.

Objectives and Philosophy of Executive Compensation

We are a biopharmaceutical company focused on the discovery, development and commercialization of orally administered, small molecule drugs known as pharmacological chaperones for the treatment of rare diseases. Pharmacological chaperones are a novel, first-in-class approach to treating a broad range of diseases including lysosomal storage disorders and diseases of neurodegeneration. We operate in an extremely competitive, rapidly changing and heavily regulated industry and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers and other executives are critical factors affecting our long-term success. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

Our compensation philosophy is to:

•	provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

•	attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

•

increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

•	deliver pay in a cost efficient manner that aligns employees’ compensation with stockholders’ long-term interests.

Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company’s values, which stresses not only results but how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program. Corporate objectives are established at the beginning of each year and are the basis for determining corporate performance for the year. Key strategic corporate, financial and operational goals that are established by our Board include:

•	continued progress in our clinical development programs including Fabry disease;

•

continued progress in our pre-clinical research and development programs including our work in diseases of neurodegeneration and co-administration of pharmacological chaperones with enzyme replacement therapy;

•	implementation of appropriate financing or business development strategies; and

•	efficient, strategic management of our cash.

Prior to 2009, annual cash incentive bonuses for our named executive officers were determined on the basis of both corporate performance and the individual performance of such executive officers. However, beginning with calendar year 2009, the Compensation Committee determined that our named executive officers’ cash bonus should be determined only on the basis of the Company’s performance as measured by the corporate multiplier. The Compensation Committee believes that by focusing on the accountability of our named executive officers for the Company’s annual performance, our named executive officers’ compensation is more closely aligned with the interests of our stockholders. The exception to this bonus structure is the amount of cash bonus paid to Mr. Ganesan. Because Mr. Ganesan did not become a named executive officer until September 2010 and did not serve as a vice president of the Company at any time during the year, his annual cash incentive bonus was calculated based on both the corporate multiplier and an individual multiplier. The corporate and individual multipliers are discussed in detail below.

Compensation Program Elements and Pay Level Determination

Each year, the Compensation Committee reviews and determines base salaries, annual cash incentive and long-term incentive awards for all executive officers. For 2010, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation Committee, which is comprised solely of independent directors.

As part of the compensation evaluation process, the chief executive officer and the senior vice president of Human Resources present to the Compensation Committee a detailed individual assessment of each named executive officer’s performance, excluding the chief executive officer’s performance, over the prior year, as well as the recommended compensation action for each named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each officer which includes actions on base salary. As discussed above, recommendations on payouts under our cash incentive plan were based on evaluations of the Company’s performance for the year. The results of the named executive officer’s performance are a determination by his supervisor and chief executive officer with input from other peers, and direct reports as appropriate. The chief executive officer’s performance is assessed by all independent directors under the leadership of our Lead Independent Director. Long term incentive grants are based on an executive’s level within the organization and are designed to motivate the executive team to best achieve the Company’s goals and implement our business strategy thereby increasing stockholder value.

Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees participate in annual goal setting as well as mid-year and annual performance reviews.

We target our total compensation for our named executive officers and each of its comprising elements—base salary, bonus and long-term incentive awards—at the 50th – 75th percentile of a broad set of companies from the peer group discussed below. Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity. The Compensation Committee considered all the information presented (including external competitiveness, the performance review, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.

Recent Developments in Company Leadership and Compensation

On April 18, 2011, John Crowley resigned as chief executive officer of the Company in order to devote more time to interests related to public policy, civic service and philanthropic endeavors. In order to effect an orderly transition of leadership at the Company, the Board appointed Mr. Crowley executive chairman, effective immediately upon his resignation as chief executive officer, for a term ending on September 30, 2011, with a possible extension for up to three months upon the mutual agreement of Mr. Crowley and the Company. At the same time, Mr. Patterson was appointed acting chief executive officer, and the Company announced that it would shortly commence a search for a new chief executive officer to replace Mr. Crowley. At that time, the Company also announced that Mr. Patterson would be considered a candidate for the permanent chief executive officer role.

The Company previously appointed Mr. Patterson president of the Company in February 2011 in addition to his duties as chief operating officer in recognition of his strong performance, leadership and significant contribution to the Company’s success. In connection with his promotion, Mr. Patterson’s base salary was raised from $347,500 to $425,000 and his bonus target was increased from 40% to 50% of base salary. Upon his appointment to acting chief executive officer, the Company granted Mr. Patterson 50,000 shares of restricted stock in order to provide Mr. Patterson with an additional incentive to continue in service with the Company through this transition period and until the Company announces preliminary results of its phase 3 study evaluating the Company’s lead drug product candidate for the treatment of Fabry disease, Amigal (“Study 011”). The Compensation Committee therefore determined that the restricted stock should vest in full upon the earlier of (i) eighteen months after the grant date, or October 18, 2012, (ii) two days following the public disclosure by the Company of the preliminary results from Study 011, or (iii) the date on which Mr. Patterson’s employment with the Company ceases due to a termination by the Company without cause or a resignation by Mr. Patterson for good reason. “Good reason” is defined to include the appointment of a person other than Mr. Patterson to the permanent chief executive officer position. We also amended Mr. Patterson’s severance and change in control agreement to provide for additional base salary continuation, option vesting and health care coverage, all as described under “Severance Benefits and Change of Control Arrangements” on page 34.

We previously amended our employment agreement with Mr. Crowley in December 2010 (the “2010 Employment Agreement”) in order to (i) compensate Mr. Crowley for the loss of certain medical benefits afforded to him under his prior agreement that the Company is no longer able to provide because of the enactment of the Patient Protection and Affordable Care Act, and (ii) limit the Company’s exposure to expected future growth in medical expenses for Mr. Crowley and his family. In addition, based on Mr. Crowley’s performance as chief executive officer, the Company wished to increase his base salary and annual bonus target to better align his compensation with the Company’s peer group. As a result, we (i) agreed to pay out-of-pocket medical expenses incurred by Mr. Crowley, his spouse or children up to $1.8 million per year, (ii) increased his base salary from $447,000 to $545,000, and (iii) increased his target bonus from 50% of base salary to 60%.

In connection with his appointment to executive chairman, Mr. Crowley and the Company entered into a new employment agreement (the “2011 Employment Agreement”) pursuant to which his base salary was reduced by 50% to $272,500 per year and he became ineligible to receive a bonus. In addition, at the conclusion of his service as executive chairman, Mr. Crowley will no longer receive medical benefits from the Company, other than his ability to elect continued coverage under COBRA, and payments for out-of-pocket medical expenses discussed above will cease (absent a termination without cause). The Compensation Committee agreed to extend the expiration date of Mr. Crowley’s options that are vested as of the end of his term as executive chairman based on a rolling 18-month schedule discussed in more detail below.

Mr. Crowley’s 2011 Employment Agreement and 2010 Employment Agreement are more fully described under “Employment Agreements” on page 39.

Peer Group

The Compensation Committee, with the help of its independent executive compensation consultant, Pay Governance, established the peer group set forth below to better align target compensation with competitive data. The Compensation Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Several companies were removed from the peer group established last year due primarily to acquisitions or other changes in structure or size, including market capitalization. The Compensation Committee replaced these entities with Alexza Pharmaceuticals, Cytokinetics, Peregrine Pharmaceuticals and PolyMedix upon the recommendation of Pay Governance. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies of similar size and business model.

ACADIA Pharmaceuticals Affymax Alexza Pharmaceuticals ARIAD Pharmaceuticals	ArQule Cytokinetics Enzo Biochem Peregrine Pharmaceuticals	PolyMedix Rigel Pharmaceuticals Synta Pharmaceuticals Telik

Elements of Compensation

Our executive compensation consists of a number of elements, each of which plays an important role in our pay-for-performance philosophy and in achieving our compensation program objectives. For each element of compensation we target an overall executive compensation program that is competitive with market data.

Base Salary

Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each executive officer’s scope of responsibilities, past performance, experience and skills. The salary increase from 2009 to 2010 for our named executive officers other than Messrs. Ganesan and McAdam was 2% based on market data; increases for Mr. Ganesan and Mr. McAdam were 9.0% and 7.6%, respectively, in light of their increased responsibilities. For 2011, base salaries for Drs. Boudes and Lockhart were increased by 3% based on market data, while base salaries for Messrs. Crowley and Patterson were increased by 22% in connection with the amendments to Mr. Crowley’s employment agreement and Mr. Patterson’s promotion to president of the Company, respectively. As discussed above, Mr. Crowley’s base salary was subsequently reduced by 50% in April 2011 upon his appointment as executive chairman. Mr. McAdam and Mr. Ganesan are no longer with the Company.

Annual Cash Incentive Plan

We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual cash incentive opportunities, which are expressed as a percentage of base salary, are targeted at the 50th percentile of the market. For 2010, these percentages of base salary were determined by level in the organization accordance with our plan as follows:

Position	2010 Targeted Bonus % of Base Salary
Chief Executive Officer	50%
Other Chief Officers	40%
Vice Presidents	30%

For 2010, bonuses awarded under the plan to our named executive officers, other than Mr. Ganesan, were determined by reference to a corporate multiplier. As discussed above, Mr. Ganesan’s bonus was awarded based on both the corporate multiplier and an individual multiplier because he did not serve as a vice president of the Company at any time during 2010, and was not named principal financial officer until September 2010. Mr. McAdam was not eligible to receive a bonus for 2010 service.

The corporate multiplier is based upon a determination of how the Company performed against the corporate goals established at the beginning of the year and the other significant corporate activities that occurred during the year. This corporate multiplier may range from 0% to 150%. For bonuses related to 2010 performance, the corporate multiplier was set at 108.5% for the reasons discussed below. In order to determine bonus calculations under the plan, the target bonus for each named executive officer, other than Mr. Ganesan, was multiplied by the 108.5% corporate multiplier. Mr. Ganesan’s bonus was determined by first multiplying his target bonus by the 108.5% corporate multiplier and then multiplying that amount by his individual multiplier of 120%. The table on page 26 illustrates further how 2010 awards under the plan were calculated for our named executive officers.

The Corporate Multiplier

On an annual basis, the Board works with management to set Company goals and objectives that reflect a high degree of difficulty and an ambitious timetable for the execution of the Company’s strategies commensurate with our short and long-term business plan. The Company’s internal goals and objectives reflect complex assumptions based on internal analyses and projections, and are intended to encourage the Company to pursue its business plan in an expedited, aggressive manner. Once the Company’s goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

At the time the goals and objectives are set, the Compensation Committee believes that their full attainment will be extremely difficult and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company’s control. The objectives are set with the understanding that the Company is in its development stage and the recognition that some objectives, especially those tied to timing of events, may need to be altered as events throughout the course of the year shape the best path for the development of the Company’s product candidates. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and demands that management significantly advance the Company’s general business objectives throughout the year in order to achieve a 100% corporate multiplier.

For 2010, our corporate objectives were as follows:

•	complete enrollment in Study 011,

•

initiate a Phase 2 clinical trial examining the co-administration of a pharmacological chaperone with enzyme replacement therapy, or ERT, the current standard of care for lysosomal storage diseases such as Fabry disease,

•	establish initial proof of concept for pharmacological chaperones in an Alzheimer’s disease animal model, and

•	end 2010 with a minimum of 12 months of cash necessary to operate our business.

In reaching its recommendation on the corporate multiplier for 2010, the Compensation Committee applied a weighting to the corporate objectives as follows:

Objective	Weighting	% Completed	Score
Complete Phase 3 Enrollment in Fabry Study	40%	65%	26%
Initiate Co-administration Study	15%	100%	15%
Initial Proof of Concept in Alzheimer’s Disease Animal Model	15%	100%	15%
End 2010 with a Minimum of 12 Months of Cash	30%	175%	52.5%

TOTAL	100%		108.5%

The Compensation Committee believed that completing enrollment of Study 011 was the most important corporate objective for 2010 because the phase 3 development of Amigal, our lead product candidate, is our primary focus. Our success in this program could lead to a significant increase in stockholder value, and, therefore, is important to our investors. A successful completion of this study is necessary for us to begin the approval process for Amigal and eventually commercialize this product. In addition, we are eligible to receive milestone and royalty payments from GSK as our Amigal program advances under the terms of our collaboration agreement with GSK. Therefore, the progress of this program directly affects our cash position. While the Company made significant progress in this study during 2010, and enrolled a majority of the anticipated 60 patients, it did not fully meet this objective. Therefore, the Compensation Committee decided that the objective was 65% completed and determined a score of 26% by multiplying the 40% weighting by the 65% completion percentage.

The Compensation Committee determined that ending the year with at least 12 months of cash was the second most important corporate objective because our cash position directly affects our ability to conduct our clinical and preclinical activities, hire and retain qualified and talented employees and pursue business development opportunities. This objective was far exceeded by the Company due largely to two accomplishments during 2010: the establishment of our collaboration with GSK in October and our $18.5 million registered direct offering completed in March. The Compensation Committee believes that these events, particularly the GSK collaboration, merited significant recognition as both were critical in the Company’s continued success and development. The Compensation Committee therefore weighted this objective as 30% of the overall objectives and applied a completion percentage of 175% to arrive at a score of 52.5%.

Initiating a Phase 2 clinical trial examining the co-administration of our technology with ERT and establishing proof of concept in an animal model of Alzheimer’s disease were important accomplishments for the Company because they represent an expansion of our pharmacological chaperone technology. While the vast majority of our efforts from inception have been focused on developing monotherapy treatments for lysosomal storage disorders, these activities are designed to investigate and potentially demonstrate that our technology may have broader application by improving existing therapies and treating diseases of neurodegeneration. Both of these corporate objectives were fully met and each was assigned a weighting and score of 15%. An additional corporate objective, establishing proof of concept in a Parkinson’s disease animal model with a clinical candidate molecule, was included as an objective at the beginning of 2010; however, the Company, in consultation and agreement with the Board, decided not to pursue this objective early in the year due to a variety of factors, including budget considerations. As a result, this objective was not considered by the Compensation Committee in setting the corporate multiplier.

The Individual Multiplier

As discussed above, Mr. Ganesan was the only named executive officer whose annual cash incentive bonus was determined based on both the corporate multiplier and an individual multiplier. Mr. Ganesan’s individual multiplier was recommended by his supervisor and approved by the Compensation Committee based largely on his (i) role in establishing and monitoring the Company’s operating and capital budgets for 2010, (ii) significant role in financial due diligence and modeling activities for potential business development opportunities, including significant contributions related to the GSK collaboration, and (iii) increased responsibilities upon his appointment to principal financial officer in September 2010. In order to determine Mr. Ganesan’s cash bonus for 2010, his target bonus was first multiplied by the 108.5% corporate multiplier, and then multiplied by his individual multiplier of 120%, resulting in an annual cash incentive payout of $46,891.

Calculation of Annual Cash Incentive Bonuses

The calculation of the named executive officers’ individual cash incentive payments for service in 2010, other than Mr. Mr. McAdam, is summarized in the table below. Because Mr. McAdam was not employed by the Company at the time annual cash incentive bonuses were paid, he did not receive a bonus.

Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)	Base Salary ($)	Payout ($)
John F. Crowley
Executive Chairman	108.5	N/A	50	$446,505	$242,229

Matthew R. Patterson
Acting Chief Executive Officer and President	108.5	N/A	40	347,510	150,819

David J. Lockhart, Ph.D.
Chief Scientific Officer	108.5	N/A	40	367,710	159,586

Pol F. Boudes, M.D.
Chief Medical Officer	108.5	N/A	40	346,800	150,511

Mohan Ganesan Principal Financial Officer (1)	108.5	120	20	180,074	46,891

(1)	Mr. Ganesan served as our principal financial officer from September 2010 until his resignation in February 2011.

Long-term Incentive Program

We believe that long-term performance will be achieved through an ownership culture that rewards our executives for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our 2007 Amended and Restated Equity Incentive Plan, or the Existing Plan, and our 2002 Equity Incentive Plan, or the 2002 Plan, authorize or authorized us to grant stock options or restricted stock. We have historically elected to use stock options as the primary long-term equity incentive vehicle. We typically grant an initial stock option award to new employees and annual long-term incentive awards as part of our overall compensation program as well as option grants to reflect promotions, as necessary. For the named executive officers, our stock option awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three-year period subject to continued employment or association with us, and expire ten years after the date of grant.

We have used stock options as a long-term incentive vehicle because we believe that:

•	Stock options and the vesting period of stock options attract and retain executives.

•

Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives’ incentive to increase our stock price and maximize stockholder value.

•

Stock options help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

As the Company evolves as an organization, we will continue to explore and evaluate the use of alternative long-term incentive vehicles in combination with stock options. In particular, the Company is actively evaluating the use of restricted stock as an element of its long-term incentive program, and could decide to incorporate grants of restricted stock into its annual long-term incentive awards to employees. As a result, the Company is proposing to amend the Existing Plan to increase the number of shares available for use as grants of restricted stock and other similar awards.

Initial Stock Option Awards

Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the closing price of our Common Stock on the date of grant, or the first date of employment, whichever date is later. Our goal is to create a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people. None of our named executive officers received an initial stock option award in 2010.

Annual Stock Option Awards

Our historical practice has been to make annual stock option awards to our named executive officers in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). The Compensation Committee believes that providing additional option grants beyond the initial grant provides management with a strong link to long-term corporate performance and the creation of stockholder value as well as providing continued retention via long-term vesting.

We have typically awarded the largest amount of options in each grant to our executive chairman and former chief executive officer in recognition of his role as our principal executive officer, chairman of the Board and primary decision maker for the Company. Historically, we have made equal grants to each of our other chief officers—chief operating, medical and science officers—because the Compensation Committee believes that each shares equally in ensuring the success and development of the Company, including the departments within the Company that each is responsible for managing. However, the Compensation Committee may, in the future, choose to make different grants to our chief officers at its discretion.

The Compensation Committee determines the number of shares subject to options that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation Committee takes into account a number of factors including the current price of our Common Stock, peer group data and recent Company developments. In 2010, we made one stock option grant to our named executive officers in connection with company-wide grants. All of the stock option awards are subject to our standard four year vesting schedule. The 2010 stock option grants are described in the section entitled “Grants of Plan-Based Awards” on page 32.

For 2011, we intend to move to a semi-annual option grant cycle. We made a company-wide grant of options in January 2011 and intend to make another grant in the second half of the year. Each grant will represent half of the total option grant for the year for the executives. The Compensation Committee believes that moving to a semi-annual grant cycle will spread the incentives of the option grants across a broader time horizon and take into account the volatility of our stock price.

Restricted Stock

Our 2002 Plan and our Existing Plan authorize us to grant restricted stock. As discussed above, we are actively evaluating the use of restricted stock as part of our long-term incentive program, and may decide to incorporate grants of restricted stock into this program. We are therefore seeking stockholder approval to amend the Existing Plan to increase the number of shares that may be granted or sold as awards of restricted stock, restricted stock units, stock grants and any other similar awards from 300,000 to 1,146,600, which represents 20% of the total shares that would be available under the 2007 Plan if it is approved by our stockholders, up from 14% under the current version of the plan. For further discussion of this proposal, please see “Proposal No. 2—Approval of the Amended and Restated 2007 Equity Incentive Plan.”

Other Compensation

Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.

In addition, we provide a Company match for our 401(k) Plan, subject to Federal guidelines and plan maximums. We match $1 for each $1 a participant defers into the plan up to 5% of each participant’s salary and bonus paid during the year. The match vests 25% per year on a cliff vesting schedule over the first four years of employment for each participant.

Additional Executive Chairman Benefits

Our Company is engaged in a highly competitive industry and developing medicines for unique and complicated genetic disorders. As chief executive officer from 2005 to April 2011, Mr. Crowley has had significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. During 2011, Mr. Crowley will continue to have significant leadership responsibility at the Company in his role as executive chairman. Mr. Crowley’s compensation reflects this responsibility both as former chief executive officer and current executive chairman and takes into account his unique circumstances.

As part of his overall compensation, Mr. Crowley receives significant payments and benefits from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley’s immediate family. Specifically, in 2010, the Company provided Mr. Crowley with two additional compensation components: (1) certain payments pursuant to his employment agreement, and (2) Company-paid premiums for a supplemental health insurance plan. As discussed above, we amended Mr. Crowley’s employment agreement in December 2010 and no longer provide Mr. Crowley with a supplemental health insurance plan. Rather, we make monthly compensation payments of $150,000 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family and associated tax liabilities up to $1.8 million per year. Under the terms of the 2011 Employment Agreement, we will continue to make these payments during the term of Mr. Crowley’s service as executive chairman, and will cease doing so thereafter (absent a termination without cause). The terms of Mr. Crowley’s amended and restated employment agreements are more fully set forth under “Employment Agreements” on page 39.

Employment Agreement Payments: As outlined in Mr. Crowley’s employment agreement prior to its amendment in December 2010, we paid Mr. Crowley the maximum annual amount of $220,000 for medical expenses not covered by any of the Company’s medical insurance plans in 2010 and made corresponding gross-up payments on behalf of Mr. Crowley to the appropriate federal and state taxing authorities in the amount of $183,078. These payments were made on a quarterly basis during the year.

Additional Health Insurance: In addition to the basic health insurance plan provided to all employees, we maintained an additional medical insurance plan in which the named executive officers and other executives could participate. As mentioned above, the Company initiated this insurance plan primarily to address significant medical costs incurred by the family of Mr. Crowley. In 2010, in addition to Mr. Crowley, Mr. Patterson participated and received benefits under the plan. This plan was terminated at the end of the year.

Termination Based Change of Control Compensation

Upon termination of employment under certain circumstances, our named executive officers are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information, and are otherwise appropriate given the executive’s role and service to the Company . We also have granted severance and acceleration of vesting of equity benefits to our named executive officers in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this “double trigger” requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. In addition, this structure is more appropriate than a single trigger acceleration mechanism contingent only upon a change of control because unvested equity awards would continue to encourage our executives to remain with the Company following a change of control. The specifics of each named executive officer’s arrangements are described in further detail below under “Severance Benefits and Change of Control Arrangements” on page 34.

Executive Compensation

Summary Compensation Table

The following table provides information regarding the compensation that we paid to each person serving as our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below (collectively, the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)		Option Awards (2) ($)	All Other Compensation ($)		Total ($)
John F. Crowley	2010	446,505	242,229		$109,106	$1,017,174	(3)	$1,815,014
Executive Chairman	2009	437,750	109,438		$1,202,336	$1,191,368	(4)	2,940,892
	2008	425,000	167,078		894,133	1,703,532	(5)	3,189,743

Matthew R. Patterson	2010	347,510	150,819		59,512	14,905	(6)	572,746
Acting Chief Executive Officer and President	2009	340,606	68,139		632,458	14,905	(7)	1,056,108
	2008	329,175	88,137		321,888	14,095	(8)	753,295

David Lockhart, Ph.D.	2010	367,710	159,586		59,512	12,790	(9)	599,598
Chief Scientific Officer	2009	360,500	72,100		632,458	12,790	(10)	1,077,848
	2008	335,534	93,713		470,783	44,590	(11)	944,620

Pol F. Boudes, M.D. (12)	2010	346,800	150,511		59,512	12,790	(14)	569,613
Chief Medical Officer	2009	319,077	193,000	(13)	969,320	141,474	(15)	1,622,871

John M. McAdam (16)	2010	159,231	—		29,756	28,501	(17)	217,488
Former Vice President, Finance and Accounting	2009	213,675	32,051		169,433	12,790	(18)	427,949

Mohan Ganesan, Former Principal Financial Officer (19)	2010	180,074	46,891		23,805	10,749	(20)	261,519

(1)	The 2010 amount represents bonuses earned in 2010 and paid in 2011; the 2009 amount represents bonuses earned in 2009 and paid in 2010 and the 2008 amount represents bonuses earned in 2008 and paid in 2009.
(2)	The grant date fair value of option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2010, filed with the Securities and Exchange Commission on Form 10-K on March 4, 2011, at Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Stock-Based Compensation.
(3)	Includes $12,250 of 401(k) employer match, $220,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley’s then current employment agreement, $183,078 for corresponding reimbursement of taxes, $601,306 for health insurance premiums for Mr. Crowley’s family and $540 in life insurance premiums.
(4)	Includes $12,250 of 401(k) employer match, $220,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley’s employment agreement, $183,078 for corresponding reimbursement of taxes, $775,500 for health insurance premiums for Mr. Crowley’s family and $540 in life insurance premiums.
(5)	Includes $11,500 of 401(k) employer match, $270,393 of payments made in connection with reimbursements for medical expenses under Mr. Crowley’s employment agreement, $225,013 for corresponding reimbursement of taxes, $1,196,146 for health insurance premiums for Mr. Crowley’s family and $480 in life insurance premiums.
(6)	Includes $12,250 of 401(k) employer match, $2,115 for health insurance premiums and $540 in life insurance premiums.

(7)	Includes $12,250 of 401(k) employer match, $2,115 for health insurance premiums and $540 in life insurance premiums
(8)	Includes $11,500 of 401(k) employer match, $2,115 for health insurance premiums and $480 in life insurance premiums
(9)	Includes $12,250 of 401(k) employer match and $540 in life insurance premiums.
(10)	Includes $12,250 of 401(k) employer match and $540 in life insurance premiums.
(11)	Includes $11,500 of 401(k) employer match, $22,478 of commuting expenses, $10,132 for reimbursement of taxes and $480 in life insurance premiums.
(12)	Dr. Boudes began serving as our chief medical officer in January 2009.
(13)	Represents $125,000 signing bonus and $68,000 bonus under our annual cash incentive plan.
(14)	Includes $12,250 of 401(k) employer match and $540 in life insurance premiums.
(15)	Includes $12,250 of 401(k) employer match, $83,483 of relocation expenses, $45,201 for reimbursement of taxes and $540 in life insurance premiums.
(16)	Mr. McAdam’s employment with us ended on September 3, 2010.
(17)	Includes $10,449 of 401(k) employer match, $17,692 of vacation earned and paid upon Mr. McAdam’s resignation from the Company, and $360 in life insurance premiums.
(18)	Includes $12,250 of 401(k) employer match and $540 in life insurance premiums.
(19)	Mr. Ganesan served as our principal financial officer from September 2010 until his resignation in February 2011.
(20)	Includes $10,304 of 401(k) employer match and $445 in life insurance premiums

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of the named executive officers during 2010.

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (2) ($)
John F. Crowley Executive Chairman	6/15/2010	55,000	$2.81	$109,106

Matthew R. Patterson Acting Chief Executive Officer and President	6/15/2010	30,000	2.81	59,512

David Lockhart, Ph.D. Chief Scientific Officer	6/15/2010	30,000	2.81	59,512

Pol F. Boudes, M.D. Chief Medical Officer	6/15/2010	30,000	2.81	59,512

John M. McAdam (3) Former Vice President, Finance and Accounting	6/15/2010	15,000	2.81	29,756

Mohan Ganesan (4) Former Senior Director, Finance	6/15/2010	12,000	2.81	23,805

(1)

The option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date and 1/48th of the total number of shares vest on the first day of the following 36 months.

(2)	The grant date fair value of option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2010, filed with the Securities and Exchange Commission on Form 10-K on March 4, 2011, at Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation.
(3)	Mr. McAdam’s employment with us ended on September 3, 2010.
(4)	Mr. Ganesan served as our principal financial officer from September 2010 until his resignation in February 2011.

While our Amended and Restated 2007 Equity Incentive Plan authorizes us to grant restricted stock, we did not grant restricted stock during 2010.

Outstanding Equity Awards at Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2010. All of Mr. McAdam’s options expired prior to the end of the year.

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date
John F. Crowley	49,931	—		$0.638	9/30/2012
Executive Chairman	16,491	—		0.638	9/30/2012
	89,000	—		5.325	9/30/2012
	280,000	—		5.325	12/31/2012
	183,312	16,688	(2)	13.425	3/31/2013
	88,538	36,462	(3)	10.21	3/31/2013
	47,435	56,065	(4)	10.36	3/31/2013
	40,625	109,375	(5)	4.16	9/30/2012
	—	55,000	(6)	2.81	9/30/2012

Matthew R. Patterson	36,667	—		5.325	10/20/2015
Acting Chief Executive Officer and President	33,334	—		5.325	2/28/2016
	73,312	6,688	(2)	13.425	4/25/2017
	31,864	13,136	(3)	10.21	2/5/2018
	24,750	29,250	(4)	10.36	2/3/2019
	21,666	58,334	(5)	4.16	11/16/2019
	—	30,000	(6)	2.81	6/15/2020

David Lockhart, Ph.D.	133,334	—		5.325	2/28/2016
Chief Scientific Officer	91,656	8,344	(2)	13.425	4/25/2017
	31,864	13,136	(3)	10.21	2/5/2018
	12,488	7,512	(7)	10.53	6/10/2018
	24,750	29,250	(4)	10.36	2/3/2019
	21,666	58,334	(5)	4.16	11/16/2019
	—	30,000	(6)	2.81	6/15/2020

Pol F. Boudes, M.D.	47,913	52,087	(4)	10.36	2/3/2019
Chief Medical Officer	21,666	58,334	(5)	4.16	11/16/2019
	—	30,000	(6)	2.81	6/15/2020

Mohan Ganesan	8,532	1,468	(8)	11.74	5/12/2011
Former Senior Director, Finance (9)	6,191	2,559	(3)	10.21	5/12/2011
	4,120	4,880	(4)	10.36	5/12/2011
	5,416	14,584	(5)	4.16	5/12/2011
	—	12,000	(6)	2.81	5/12/2011

(1)	25% of the total number of shares subject to the option vest on the first anniversary of the date of grant and the remainder vest 1/36th per month thereafter.
(2)	The date of grant was April 25, 2007.
(3)	The date of grant was February 5, 2008.
(4)	The date of grant was February 3, 2009.
(5)	The date of grant was November 16, 2009.
(6)	The date of grant was June 15, 2010.
(7)	The date of grant was June 10, 2008.
(8)	The date of grant was June 11, 2007.
(9)	All of Mr. Ganesan’s options expire 90 days following the end of his employment with the Company.

Option Exercises and Stock Vested at Year End

None of our named executive officers exercised options or vested in any stock awards during the year ended December 31, 2010.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of independent directors, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Severance Benefits and Change of Control Arrangements

We have agreed to provide severance benefits and change of control arrangements to our current executives, as described below.

John F. Crowley. We employ Mr. Crowley as our executive chairman pursuant to the 2011 Employment Agreement. The agreement will terminate on September 30, 2011, with a possible extension for up to three months upon the mutual agreement of Mr. Crowley and the Company. Upon expiration of the 2011 Employment Agreement, or if he resigns before the end of the term, Mr. Crowley will receive no severance benefits of any kind, but his outstanding, vested stock options as of that date will remain exercisable for a scheduled period, with 100% remaining exercisable until September 30, 2012, approximately 70% remaining exercisable until December 31, 2012, and approximately 36% remaining exercisable until March 31, 2013. Upon the termination of his employment by us other than for cause, Mr. Crowley has the right to receive (i) continued payment of his monthly base salary then in effect, payable in accordance with our regular payroll practices, for a period of nine months, (ii) continuation of health care coverage under COBRA with premiums to be paid by the Company for nine months, and (iii) continued monthly payments of $150,000 for medical expenses for a period of nine months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by nine months. Mr. Crowley is not entitled to severance payments if we terminate him for cause or if he resigns.

If, prior to the expiration of the 2011 Employment Agreement, we or our successor terminate Mr. Crowley without cause following a change of control of the Company, or if we terminate him without cause and a change of control occurs within three months after the effective date of such termination, then Mr. Crowley has the right to receive continued payment of his monthly base salary then in effect, payable in accordance with our regular payroll schedule for a period of eighteen months. In addition, Mr. Crowley is entitled to continuation of health care coverage under COBRA with premiums to be paid by the Company for a comparable period. Mr. Crowley would also receive continuation of the current monthly payments of $150,000 for medical expenses for a period of eighteen months. Further, the vesting of all remaining unvested options then held by him shall accelerate in full. We believe that the severance package for our executive chairman is appropriate considering his role as executive chairman and his excellent historical service to the Company.

Other Named Executive Officers. We have entered into severance agreements with the following named executive officers: Matthew R. Patterson, David J. Lockhart and Pol F. Boudes, M.D. If any of these named executive officers is terminated without cause, or additionally, in the case of Mr. Patterson, resigns for good reason, then the executive has the right to receive:

•	twelve months of base salary following termination for Mr. Patterson and six months of base salary following that termination for Drs. Lockhart and Boudes;

•

an amount equal to any bonus paid to such executive in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

•	vesting on option awards then held by them will automatically accelerate by twelve months for Mr. Patterson and six months for Drs. Lockhart and Boudes;

•	continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of twelve months; and

•	in the case of Mr. Patterson, any otherwise unvested restricted stock will fully vest.

In addition, if any of these named executive officers is terminated other than for cause within twelve months following certain corporate changes or, if following those changes, the executive resigns for good reason, then the executive has the right to receive:

•

in the case of Mr. Patterson, eighteen months of base salary in effect as of the date of the corporate change and, for Drs. Lockhart and Boudes, twelve times the monthly base salary in effect as of the date of the corporate change;

•

an amount equal to any bonus paid to such executive in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

•	any outstanding unvested stock options held by the executive will fully vest;

•	continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of twelve months, and in the case of Mr. Patterson, a period of eighteen months; and

•	in the case of Mr. Patterson, any otherwise unvested restricted stock will fully vest.

As a condition to the payment of the foregoing severance benefits, a departing executive is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive from competing with us during the term of his or her employment and for twelve months after termination of employment.

Potential Payments Upon Termination Without Cause

For each named executive officer other than Messrs. McAdam and Ganesan, the following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31, 2010. Amounts below reflect potential payments pursuant to the employment agreements for such named executive officers. Mr. McAdam’s employment with the Company ended on September 3, 2010 and Mr. Ganesan was not eligible to receive benefits if he was terminated on December 31, 2010. For a discussion of the benefits that Mr. Crowley and Mr. Patterson would each receive, respectively, under their current agreements in the event of termination without cause, please see “Severance Benefits and Change of Control Arrangements” on page 34.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)		Value of Stock Option Vesting ($)	Total ($)
John F. Crowley	$669,758	$334,879	$1,866,395	(1)	184,950	3,055,982
Executive Chairman

Matthew R. Patterson	173,755	68,139	15,054	(2)	31,272	288,220
Acting Chief Executive Officer and President

David Lockhart, Ph.D. Chief Scientific Officer	183,855	72,100	35,069	(2)	31,272	322,296

Pol F. Boudes M.D.	173,400	68,000	44,263	(2)	31,272	316,935
Chief Medical Officer

(1)	Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley’s family.
(2)	Benefits to be continued consist of COBRA premiums paid by the Company.

Potential Payments Upon Termination Due to Change of Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, other than Mr. McAdam, if his employment had been terminated due to constructive termination upon a change of control on December 31, 2010, assuming that such termination occurred within the period beginning on the first day of the calendar month immediately preceding the calendar month in which the effective date of a change of control occurs and ending on the last day of the twelfth calendar month following the calendar month in which the effective date of a change of control occurs, or, in the case of Mr. Crowley, within three months prior to or twelve months following the date on which the change of control occurs. Amounts below reflect potential payments pursuant to the amended employment agreements for such named executive officers and for Mr. Ganesan, a change in control agreement. For a discussion of the benefits that Mr. Crowley and Mr. Patterson would each receive, respectively, under their current agreements in the event either is terminated due to constructive termination upon a change of control, please see “Severance Benefits and Change of Control Arrangements” on page 34.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)		Value of Accelerated Equity Vesting ($)	Total ($)
John F. Crowley	$893,010	$446,505	$3,688,526	(1)	$184,950	$5,212,991
Executive Chairman

Matthew R. Patterson	347,510	68,139	15,054	(2)	99,900	530,603
Acting Chief Executive Officer and President

David Lockhart, Ph.D.	367,710	72,100	35,069	(2)	99,900	574,779
Chief Scientific Officer

Pol F. Boudes M.D.	346,800	68,000	44,263	(2)	99,900	558,963
Chief Medical Officer

Mohan Ganesan	90,037	—	44,041	(2)	33,480	167,558
Former Senior Director, Finance

(1)	Benefits to be continued consist of healthcare costs and health insurance premiums for Mr. Crowley’s family.
(2)	Benefits to be continued consist of COBRA premiums paid by the Company.

Director Compensation

Pursuant to our Director Compensation Policy, each member of our Board who is not our employee receives the following cash compensation for Board services, as applicable:

•	$30,000 per year for service as lead independent director;

•	$20,000 per year for service as a Board member;

•	$30,000 per year for service as chairperson of the Audit Committee;

•	$30,000 for service as a financial expert;

•	$20,000 per year each for service as chairperson of the Compensation Committee, the Nominating/Corporate Governance Committee or the Science and Technology Committee; and

•

$10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compensation Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

The 2007 Director Option Plan provides that each director shall automatically receive an annual grant of options to purchase 10,000 shares on the date of our Annual Meeting of Stockholders and the grants will vest in full at the next Annual Meeting of Stockholders. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee’s cessation of Board service. All of our directors are eligible to participate in our 2007 Equity Incentive Plan.

In February 2009 and March 2010, we granted Sol. J. Barer and Margaret G. McGlynn, respectively, options to purchase 30,000 shares of our Common Stock in connection with their election to the Board. The exercise price of these options is equal to 100% of the fair market value on the date of grant of the shares covered by the option. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vests over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a 3-year period subject to continued service as a director. We may in the future make additional initial grants of stock options to new Board members.

Summary Director Compensation Table

Name	Total ($)	Fees Earned ($)		Stock Awards (5) ($)	Option Awards (8) ($)	All Other Compensation ($)
Glenn P. Sblendorio (4)	$99,837	$80,000	(1)	$—	$19,837	$—
Alexander E. Barkas, Ph.D. (5) (6)	49,837	30,000	(2)	—	19,837	—
Michael G. Raab (3) (4)	54,837	35,000	(1)	—	19,837	—
James N. Topper, M.D., Ph.D. (3) (6)	64,837	45,000	(2)	—	19,837	—
P. Sherrill Neff (3)	59,837	40,000	(2)	—	19,837	—
Sol J. Barer, Ph.D. (3)	44,837	25,000	(1)	—	19,837	—
Donald J. Hayden, Jr. (5) (7)	89,837	70,000	(1)	—	19,837	—
James Barrett, Ph.D. (5) (6)	49,837	30,000	(2)	—	19,837	—
Margaret G. McGlynn, R.Ph. (4)	120,701	30,000	(1)	—	90,701	—

(1)	Represents fees paid to Director pursuant to Director Compensation Policy.
(2)	Represents fees paid to fund managed by Director.
(3)	Member of Compensation Committee.
(4)	Member of Audit Committee.
(5)	Member of Nominating/Corporate Governance Committee.
(6)	Member of Science & Technology Committee.
(7)	Lead Independent Director.
(8)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2010, filed with the Securities and Exchange Commission on Form 10-K on March 4, 2011, at Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Stock-Based Compensation.

(9)	As of December 31, 2010, our non-employee directors had the following number of stock options outstanding:

Name	Aggregate Options Outstanding	Vested/Unvested
Each of Messrs. Neff, Raab, Sblendorio and Drs. Barkas and Topper	30,000 each	20,000/10,000
Sol J. Barer, Ph.D.	50,000	23,750/26,250
Donald J. Hayden, Jr.	136,668	124,427/12,241
James Barrett, Ph.D.	10,000	0
Margaret G. McGlynn, R.Ph.	40,000	0

Employment Agreements

John F. Crowley. In December 2010, we entered into the 2010 Employment Agreement with Mr. Crowley pursuant to which he served as our chief executive officer. We amended Mr. Crowley’s employment agreement mainly to (i) compensate him for the loss of certain medical benefits afforded to Mr. Crowley under his previous agreement that the Company is no longer able to provide to him because of the enactment of the Patient Protection and Affordable Care Act (the “Act”), and (ii) limit the Company’s exposure to Mr. Crowley’s expected growth in future medical expenses. Specifically, the prior employment agreement required the Company to provide Mr. Crowley and his family with a medical reimbursement contract with a third party health insurance company to cover certain medical expenses (the “Health Plan Contract”). In addition, the Company provided Mr. Crowley with a quarterly compensation payment of $55,000 to cover additional medical expenses for himself and his family and made corresponding tax gross-up reimbursements. As a result of the passage of the Act, the third party insurance providers were no longer able to make the Health Plan Contract available, making it impossible for the Company to meet its obligations under the agreement. Further, the Company’s current health insurance provider also severely limited certain key medical benefits that were provided to Mr. Crowley and his family, namely durable medical equipment coverage, and the Company was unable to contract with alternative providers.

We therefore entered into the amended and restated employment agreement to provide that:

•

effective January 1, 2011, the Company makes monthly compensation payments of $150,000 to Mr. Crowley to cover both (1) out-of-pocket medical expenses incurred by Mr. Crowley, his spouse or children (the “Medical Expenses”) and (2) corresponding tax gross-up reimbursements (the “Tax Gross-up Payments”) up to a maximum of $1.8 million per year;

•

each quarter, Mr. Crowley shall submit receipts evidencing the Medical Expenses to an independent auditing firm which shall confirm that the Medical Expenses meet the definition of “medical expenses” under the then-applicable Internal Revenue Service regulations (“Allowable Expenses”); and

•

if, at the end of each calendar year, the total amount of the Allowable Expenses and corresponding Tax Gross-Up Payments is less than $1.8 million, then Mr. Crowley shall pay such difference to the Company.

In addition, based on Mr. Crowley’s excellent performance as chairman and chief executive officer, the Company decided to increase Mr. Crowley’s base salary and annual bonus target to better align his compensation with the Company’s peer group. Under the amended agreement, Mr. Crowley was entitled to an annual base salary of $545,000, subject to increase by our Board of Directors, and he was eligible to receive an annual cash bonus targeted at 60% of his base salary if the corporate objectives were met for the year in which the bonus is to be paid.

In connection with Mr. Crowley’s transition to executive chairman, the Company and Mr. Crowley entered into the 2011 Employment Agreement. This agreement expires on September 30, 2011 and may be extended for up to three months upon the mutual agreement of Mr. Crowley and the Company. Under the terms of the agreement, Mr. Crowley is required to perform all the duties of chairman of the Board and such other executive officer duties as the Board may assign him from time to time at its sole discretion and to provide at least 20 hours of service per week to the Company. In connection with his new role, we agreed to pay Mr. Crowley an annual salary of $272,500 and to continue the monthly payment of $150,000 compensation for the Medical Expenses. We also clarified that, in the event the Allowable Expenses for the year are less than the amount we paid Mr. Crowley for the Medical Expenses, net of estimated taxes, Mr. Crowley will pay us such difference. Mr. Crowley will continue to participate in the Company’s insured group health plan subject to the same qualifications as other senior management of the Company. Mr. Crowley is no longer eligible to participate in the Company’s annual cash incentive plan. In addition, we modified the termination provisions of his agreement as described above in “Severance Benefits and Change of Control Arrangements.” As with his prior employment agreements, the 2011 Employment Agreement provides that Mr. Crowley’s compensation and benefits, including health benefits for him and his family, continue in full during the term of any active duty service with the U.S. Navy Reserve. Finally, all of Mr. Crowley’s options that are vested as of the effective date of his termination will remain exercisable on an extended basis as described above under the heading “Severance Benefits and Change of Control Arrangements”.

Other Named Executive Officers. We have entered into employment agreements with Matthew R. Patterson and David Lockhart, Ph.D. These agreements set forth the named executive officer’s position, duties, base salary, and benefits, and severance arrangements as described previously in the sections above. Our executive employment agreements with Dr. Lockhart and Mr. Patterson provide for an initial term of two years, and will continue thereafter for successive two-year periods until we provide the executive with written notice of the end of the agreement in accordance with its terms. There is no employment agreement in place for Dr. Boudes, who is employed “at will”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2010 Annual Report on Form 10-K.

Members of the Amicus Therapeutics, Inc.

Compensation Committee:

P. Sherrill Neff, Chairman

Michael G. Raab

James N. Topper, M.D., Ph.D.

Sol J. Barer, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that, in 2010, none of our directors, executive officers or 10% stockholders failed to file a required report on time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Our Board maintains a formal policy such that all transactions between us and our officers, directors, principal stockholders and their affiliates must be approved by a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and that such transactions must be on terms no less favorable to us than those that could be obtained from unaffiliated third parties. We do not intend at this time to adopt specific standards for the approval of these transactions, but instead intend to have our Board review all such transactions on a case by case basis.

March 2010 Registered Direct Offering

In March 2010, we sold 4.95 million shares of our Common Stock and warrants to purchase 1.85 million shares of Common Stock in a registered direct offering to a select group of institutional investors. The shares of Common Stock and warrants were sold in units consisting of one share of Common Stock and one warrant to purchase 0.375 shares of Common Stock at a price of $3.74 per unit. The warrants have a term of four years and are exercisable any time on or after the six month anniversary of the date they were issued, at an exercise price of $4.43 per share. The net proceeds of the offering were approximately $17.1 million after deducting the placement agency fee and all other offering expenses. Funds affiliated with Palo Alto Investors, our largest stockholder, participated in the offering and purchased 1.1 million shares of our Common Stock and 412,500 warrants.

Investor Rights Agreement

Pursuant to a third amended and restated investor rights agreement, dated as of September 13, 2006, by and among entities who held our redeemable convertible preferred stock (which was converted to Common Stock at our initial public offering) and us, we granted registration rights to all such holders, to Mount Sinai School of Medicine of New York University, or MSSM, and to the holder of a warrant which has since been exercised. Entities affiliated with Prospect Venture Partners II, L.P., New Enterprise Associates, Frazier Healthcare Ventures and Palo Alto Investors, LLC, each a holder of 5% or more of our voting securities, and their affiliates are parties to this investor rights agreement.

Subject to certain limitations, these stockholders may demand that, on up to two occasions, we register all or part of their securities for sale under the Securities Act as long as the aggregate price to the public for the securities to be sold in each instance is $5,000,000 or more. If we are eligible to register any of our Common Stock on Form S-3, these stockholders may make the same demand; provided, however, that we will not be required to register their securities if (i) we have already effected a registration within 90 days prior to the request or have effected two or more registrations on Form S-3 within the preceding 12 month period, or (ii) if the aggregate price to the public for the securities to be sold is less than $2,500,000. Additionally, if we believe that such registration would have a materially detrimental effect on any material corporate event, we may delay the request for up to three months, but not more than once in any twelve month period.

These stockholders may also request registration of their shares if we register any of our Common Stock, either for our own account or for the account of other security holders. In such an event, these stockholders are entitled to notice of the registration and to include their shares of Common Stock in such registration. In the case of an underwritten registration, we must use our reasonable best efforts to obtain the permission of the underwriters to the inclusion of the holder’s shares in the offering on the same terms.

With specified exceptions, a holder’s right to include shares in a registration is subject to the right of the underwriters to limit the number of shares included in the offering. All fees, costs and expenses of any registrations will generally be paid by us.

Mt. Sinai School of Medicine License Agreement

We acquired exclusive worldwide patent rights to develop and commercialize our lead products and other pharmacological chaperones pursuant to a license agreement with MSSM. In connection with this agreement, we issued 232,266 shares of our Common Stock to MSSM in April 2002. In October 2006 we issued MSSM an additional 133,333 shares of Common Stock and made a payment of $1.0 million in consideration of an expanded field of use under that license. Under this agreement, to date we have paid no upfront or annual license fees and we have no milestone or future payments other than royalties on net sales. However, on October 31, 2008, we amended and restated this license agreement to, among other items, provide us with the sole right to control the prosecution of patent rights under such agreement. In connection therewith, we agreed to pay MSSM $2.6 million in connection with the $50 million up front payment that we received in November 2007 from Shire Pharmaceuticals Ireland Ltd. as part of our former collaboration agreement and an additional $2.6 million for the sole right to and control over the prosecution of patent rights. In addition, we paid MSSM $3 million of the $30 million upfront payment received from GSK in the fourth quarter of 2010. This agreement expires upon expiration of the last of the licensed patent rights, which will be in 2019, or later subject to any patent term extension that may be granted.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our web site at www.amicustherapeutics.com and will be made available to stockholders without charge, upon request, in writing to Secretary, c/o Amicus Therapeutics, Inc. at 6 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market LLC.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors has voted to nominate Alexander E. Barkas, Ph.D. and James Barrett, Ph.D. for election at the 2011 Annual Meeting for a term of three years to serve as Class I directors until the 2014 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The third current Class I director, P. Sherrill Neff, previously informed the Company that he would not stand for re-election at this Annual Meeting. The Class II directors—Sol J. Barer, Ph.D., Donald J. Hayden and James N. Topper, M.D., Ph.D.—and the Class III directors—John F. Crowley, Margaret G. McGlynn, R.Ph., Michael G. Raab, and Glenn P. Sblendorio—will serve until the Annual Meetings of Stockholders to be held in 2012 and 2013, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Alexander E. Barkas, Ph.D. and James Barrett, Ph.D. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

The Board of Directors recommends the vote “FOR” the election of each of Alexander E. Barkas, Ph.D. and James Barrett, Ph.D. as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 2—APPROVAL OF THE AMENDED AND

RESTATED 2007 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve our Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”). The Compensation Committee approved the 2007 Plan, subject to approval of the Board and the stockholders, and the Board approved the 2007 Plan, subject to approval of the stockholders. If our stockholders do not approve the 2007 Plan, the existing version of the Amended and Restated 2007 Equity Incentive Plan (the “Existing Plan”) will remain in effect.

The following is a summary description of the 2007 Plan. While the material features of the 2007 Plan are described below, the summary is in all respects subject to the complete text of the 2007 Plan contained in Appendix A.

Background and Reason for the Proposal

Equity compensation has historically been a key element of our compensation program. The ability to grant stock options and restricted stock has enabled us to attract and retain highly talented employees. Additionally, equity awards have also allowed us to link incentive rewards to Company performance, to encourage employee ownership in our stock and to align the interests of employees with those of our stockholders. Equity based compensation is a common form of compensation in our industry. Without the ability to grant stock options and restricted stock, we would be at a disadvantage against our competitors for recruiting and retaining key talent. We would also be unable to offer competitive total compensation packages necessary to attract, retain and motivate individuals critical to our future success.

The purpose of the 2007 Plan is to encourage ownership of our Common Stock by employees, consultants and directors of the Company and to provide additional incentive for them to promote the success of the Company’s business through the grant of awards of shares of the Company’s Common Stock. As of March 31, 2011, there are only 732,997 shares remaining for issuance under the Existing Plan. We are therefore seeking approval of the 2007 Plan in order to make an additional 5,000,000 shares of our Common Stock available for issuance. In addition, we are seeking approval to amend the 2007 Plan to increase the number of shares that may be granted or sold as awards of restricted stock, restricted stock units, stock grants and any other similar awards from 300,000 to 1,146,600 shares.

The Board believes that the 2007 Plan will serve a critical role in attracting and retaining officers and employees and in motivating these individuals to strive to meet our goals and that, without the additional shares which may be offered under the 2007 Plan, we would be at a competitive disadvantage to our peers. The Board further believes that the cap on granting restricted stock and similar awards should be increased to account for the increased number of shares that would be available for issuance under the 2007 Plan and to provide the Compensation Committee with the flexibility to make the types and amounts of awards it believes are necessary to attract and retain qualified individuals, especially given that a growing number of our competitive peers now include grants of restricted stock as part of their long-term incentive programs . However, the Board believes that a limitation on the number of shares that may be awarded as restricted stock and similar awards is appropriate given our stage of development and its desire to continue utilizing stock options as the primary component of our long-term incentive program. The Board therefore determined that the cap on these types of awards should be set at 20% of the total number of shares available for issuance under the 2007 Plan, or 1,146,600 shares, up from 14% of the total amount of shares available under the Existing Plan.

Eligible Participants/Administration

The 2007 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees, and non-qualified stock options and restricted and other stock awards to our employees, directors, and consultants. As of April 1, 2011, approximately 103 employees, nine directors and 7 consultants are eligible to participate in the 2007 Plan. The 2007 Plan will be administered by the Compensation Committee of our Board, provided that the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the 2007 Plan.

Subject to the provisions of the 2007 Plan, the Compensation Committee has been granted the discretion to determine when awards are made, which directors, employees or consultants receive awards, the form of an award, the number of shares subject to each award, and all other relevant terms of the award, including vesting and acceleration of vesting, if any. The Compensation Committee also has been granted broad discretion to construe and interpret the 2007 Plan and adopt rules and regulations thereunder.

Number of Shares Authorized Under the 2007 Plan

The aggregate number of shares of our Common Stock that would be issuable under the 2007 Plan is 5,732,997 shares, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events. The aggregate number of shares of Common Stock that may be granted in any calendar year to any one person pursuant to the 2007 Plan may not exceed 50% of the aggregate number shares of our Common Stock that may be issued pursuant to the 2007 Plan. In addition, no more than 1,146,600 shares of Common Stock may be granted or sold under the 2007 Plan as awards of restricted stock, restricted stock units, stock grants and any other similar awards whose intrinsic value is not solely dependent on appreciation in the price of our Common Stock after the date of grant. If any shares covered by an award granted under the 2007 Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or has been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the shares covered by such award shall again be, or shall become, shares with respect to which awards may be granted under the 2007 Plan.

Term of the 2007 Plan

No award may be granted under the 2007 Plan after the tenth anniversary of the effective date of the plan, which is the most recent date on which the 2007 Plan is approved (or reapproved) by our stockholders. Awards granted prior to the expiration of the 2007 Plan shall not expire solely by reason of the termination of the plan.

Terms and Conditions of Options

Options granted under the 2007 Plan shall be, as determined by the Compensation Committee, non-qualified or incentive stock options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as determined by the Compensation Committee:

Option Exercise Price. The price at which shares of Common Stock may be acquired under each incentive stock option shall not be less than 100% of the fair market value of a share on the date an option is granted; provided, however, that the exercise price of any incentive stock option granted to any participant who, at the time of grant, owns more than 10% of the total combined voting power of all classes of the Company’s stock (a “Ten Percent Holder”) shall be at least 110% of the fair market value of the stock on the date of such grant. The closing price of a share of our Common Stock on April 1, 2011 was $6.81.

Exercisability. Options granted under the 2007 Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee; provided, however, that in no event shall an option be exercisable more than ten years after its grant date or five years after the date it is granted to a Ten Percent Holder. An option may be exercised by a participant providing written notice specifying the number of shares of

Common Stock with respect to which the option is then being exercised. The purchase price for the shares as to which an option is exercised shall be paid to the Company pursuant to one or more of the following methods:

(i)	cash or check payable to the Company;

(ii)	shares of Common Stock having a fair market value equal to the aggregate option exercise price for the shares being purchased, and only with the Compensation Committee’s approval;

(iii)	a promissory note executed by the participant in the principal amount equal to the exercise price of the shares being purchased, and only with the Compensation Committee’s approval; or

(iv)	if there is a public market for the shares at such time, through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of Common Stock subject to any option in a brokered transaction (other than to the Company).

No participant shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an option until the participant has given written notice of exercise of the option and has paid in full for such shares.

Terms and Conditions of Restricted Stock

Shares of restricted stock may be issued under the 2007 Plan for such consideration, in cash, other property or services, or any combination thereof, as determined by the Compensation Committee. During the period of time in which the shares of restricted stock are subject to a risk of forfeiture (the “Restriction Period”), such shares shall be subject to limitations on transferability and a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate. Except as otherwise provided in the 2007 Plan or an applicable award agreement, at all times prior to the lapse of the Restriction Period, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of restricted stock.

Terms and Conditions of Restricted Stock Units

Each restricted stock unit shall entitle the recipient to a share of Common Stock at the close of a Restriction Period as established by the Compensation Committee and subject to a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate. A participant holding restricted stock units shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such restricted stock units except to the extent that the Restriction Period with respect to such restricted stock units shall have closed and a certificate shall have been issued for such shares of Common Stock.

Terms and Conditions of Stock Grants

Stock grants may be issued under the 2007 Plan for such consideration, in cash or other property or services, or any combination thereof, as determined by the Compensation Committee. Stock grants may be awarded in such circumstances as the Compensation Committee deems appropriate, including in recognition of significant contributions to the success of the Company or in lieu of compensation otherwise already due.

Transferability

Unless otherwise determined by the Compensation Committee, an award (other than a stock award) shall not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution. However, the applicable award agreement or the Compensation Committee may provide that a nonstatutory stock option, shares of restricted stock or restricted stock units may be transferred by the participant to a family member, so long as such transfer is without payment of any consideration.

Change in Control

Subject to the applicable provisions of the award agreement, in the event of a change of control of the Company after the effective date of the 2007 Plan, the Compensation Committee shall have the discretion to provide for any or all of the following:

•	the acceleration, in whole or in part, of any or all outstanding options that are not exercisable in full at the time of the change of control;

•	the lapse or termination of the risk of forfeiture with respect to outstanding awards of restricted stock and restricted stock units;

•

the assumption of outstanding options or restricted stock units, or the substitution of outstanding options or restricted stock units with equivalent options or restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity; or

•

the termination of all options and restricted stock units (other than those assumed or substituted for), which termination may or may not be in exchange for some payment or other consideration. as determined in the sole discretion of the Compensation Committee.

Adjustments

In the event of any change in the outstanding shares by reason of merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such outstanding shares, an appropriate and proportionate adjustment will be made in (i) the maximum number and kinds of shares that may be issued under the 2007 Plan, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards; (iii) the exercise price for each share or other unit of any other securities subject to then outstanding options; and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right.

Amendments to the 2007 Plan

The Board may at any time terminate or make such amendments or modifications of the 2007 Plan as it shall deem advisable; provided, however, that no such amendment or modification shall be made without the consent of a participant if such change would:

•

reduce the number of shares subject to an award, increase the purchase price applicable to shares subject to such award or materially adversely affect the provisions applicable to such award that relate to the vesting or exercisability of such award or the shares subject thereto;

•	result in an incentive stock option no longer being treated as such within the meaning of Section 422 of the Code; or

•	not apply to all other awards outstanding on the date of such amendment or modification.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code limits the amounts a public company may deduct for income tax purposes in respect of the compensation of certain of its named executive officers. The 2007 Plan is intended to enable stock options granted thereunder to meet the requirements for exemption from the limitations under Section 162(m) of the Code, provided certain other operational requirements are satisfied.

Federal Income Tax Consequences Relating to Awards Under the 2007 Plan

The current United States federal income tax treatment of awards under the 2007 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax awards under the plan. Tax laws are subject to change.

Incentive Stock Options

There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which a participant exercises an incentive stock option the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be included in a participant’s alternative minimum taxable income.

A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If a participant disposes of the shares acquired upon exercise of an incentive stock option after two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option, a participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon the exercise of an incentive stock option before satisfying both holding period requirements (a “disqualifying disposition”), a participant’s gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price. The Company will generally be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

Nonqualified Stock Options

There are generally no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.

When a participant sells shares of stock acquired through the exercise of a nonqualified stock option, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Restricted Stock

A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Restricted Stock Units

If a participant is granted a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the 2007 Plan.

New Plan Benefits

If the 2007 Plan is approved by stockholders, awards under the 2007 Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2007 Plan.

Securities Authorized for Issuance under our Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	5,104,109	$7.27	1,867,756
Equity compensation plans not approved by security holders	—	—	—

Total	5,104,109	$7.27	1,867,756

(1)

Includes awards granted under the Company’s 2002 Plan, the Existing Plan and the 2007 Director Option Plan (the “2007 Director Plan”). As of December 31, 2010, no shares were reserved for issuance under the

2002 Plan. The number of shares available for issuance under the 2007 Director Plan is increased annually on January 1 of each year by 100,000 shares provided, that the Board may waive the annual increase in shares available for issuance.

The Board of Directors recommends the vote “FOR” the approval of the Amended and Restated 2007 Equity Incentive Plan.

PROPOSAL NO. 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2011. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2010. We expect that representatives of Ernst & Young will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit Committee.

	December 31,
	2010	2009
Audit Fees	$432,674	$490,901
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,995	1,995

Total	$434,669	$492,896

Fees for audit services included fees associated with the annual audit and the reviews of the quarterly reports on Form 10-Q. In 2010, the audit fees also included costs of $55,500 associated with the review of materials filed with the SEC in connection with our registered direct offering of Common Stock in March 2010 and the preparation and review of our Registration Statement on Form S-3 that was declared effective by the SEC in January 2011. In 2009, the audit fees also included costs of $42,499 associated with the preparation and review of our Registration Statement on Form S-3 that was declared effective by the SEC in May 2009. All Other Fees included subscription fees paid for access to the Ernst & Young LLP on-line Accounting & Auditing Research Tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.

Audit services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

The Board of Directors recommends the vote “FOR” to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of Nasdaq Stock Market and Securities Exchange Act of 1934, as amended, has furnished the following report.

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2010, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended 2010 with management and Ernst & Young LLP, our independent registered public accounting firm;

•

Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee further discussed Ernst & Young’s independence with Ernst & Young LLP. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Members of the Amicus Therapeutics, Inc.

Audit Committee

Glenn P. Sblendorio, Chairman

Margaret G. McGlynn

Michael G. Raab

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the 2011 Annual Meeting. If any other business is properly brought before the 2011 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission (“SEC”) Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 27, 2011. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 27, 2011 and not later than December 27, 2011; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90) day prior to such Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such Annual Meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, New Jersey 08512.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.amicustherapeutics.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, New Jersey 08512.

Appendix A

AMENDED AND RESTATED

AMICUS THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

1.	Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of shares of the Company’s Common Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Options.

2.	Definitions

As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1 “Accelerate”, “Accelerated”, and “Acceleration”, when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock or Restricted Stock Units, as the case may be, means that the Risk of Forfeiture otherwise applicable to such Restricted Stock or Restricted Stock Units, as the case may be, shall expire with respect to some or all of the shares of Restricted Stock or some or all of the Restricted Stock Units, as the case may be, then still otherwise subject to the Risk of Forfeiture.

2.2 “Acquiring Person” means, with respect to any Transaction or any acquisition described in clause (ii) of the definition of Change of Control, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by any other person or entity (an “Ultimate Parent Entity”) that is not itself controlled by any entity or person that is not a natural person, the term “Acquiring Person” shall mean such Ultimate Parent Entity.

2.3 “Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.

2.4 “Applicable Voting Control Percentage” means (i) at any time prior to the initial public offering of the Company, a percentage greater than fifty percent (50%) and (ii) at any time from and after the initial public offering of the Company, twenty percent (20%).

2.5 “Award” means any grant or sale pursuant to the Plan of Options, Restricted Stock, Restricted Stock Units or Stock Grants.

2.6 “Award Agreement” means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.7 “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

2.8 “Board” means the Company’s board of directors.

2.9 “Change of Control” means (i) the closing of any Sale of the Company Transaction or (ii) the direct or indirect acquisition, in a single transaction or a series of related transactions, by any person or Group (other than the Company or a Controlled Affiliate of the Company) of Beneficial Ownership of previously outstanding shares of capital stock of the Company if (A) immediately after such acquisition, such person or Group, together with their respective Affiliates, shall own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding A-1 capital stock of the Company and (B) immediately prior to such acquisition, such person or Group, together with their respective Affiliates, did not own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding capital stock of the Company. Notwithstanding anything expressed or implied in the foregoing provisions of this definition to the contrary, any direct or indirect acquisition referred to in clause (ii) above in this definition shall not be treated as a Change of Control if, at any time prior to or after such direct or indirect acquisition, a majority of the members of the board of directors of the Company as constituted immediately prior to such direct or indirect acquisition consent in writing to exclude such direct or indirect acquisition from the scope of this definition.

2.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.11 “Controlled Affiliate” means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.

2.12 “Committee” means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, the term “Committee” shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

2.13 “Common Stock” means common stock, par value $0.01 per share, of the Company.

2.14 “Company” means Amicus Therapeutics, Inc., a corporation organized under the laws of the State of Delaware.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Grant Date” means the date as of which an Option is granted, as determined under Section 7.1(a).

2.17 “Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.

2.18 “Incentive Option” means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19 “Market Value” means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Global market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of Awards granted as of the effective date of the Company’s initial public offering, Market Value shall be the price at which the Company’s Common Stock is offered to the public in its initial public offering.

2.20 “Nonstatutory Option” means any Option that is not an Incentive Option.

2.21 “Option” means an option granted under the Plan to purchase shares of Common Stock.

2.22 “Optionee” means an employee, consultant or director of the Company to whom an Option shall have been initially granted under the Plan.

2.23 “Participant” means any holder of an outstanding Award under the Plan.

2.24 “Plan” means this 2007 Amended and Restated Equity Incentive Plan of the Company, as amended and in effect from time to time.

2.25 “Restricted Stock” means a grant or sale pursuant to the Plan of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

2.26 “Restricted Stock Units” means rights granted pursuant to the Plan to receive shares of Common Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.27 “Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.28 “Risk of Forfeiture” means a limitation on the right of a Participant to retain an Award of Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire such Restricted Stock at less than its then Market Value and/or the forfeiture of Restricted Stock Units held by a Participant, arising because of the occurrence or non-occurrence of specified events or conditions.

2.29 “Sale of the Company Transaction” means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders’ Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.

2.30 “Securities Act” means the Securities Act of 1933, as amended.

2.31 “Stock Grant” means the grant pursuant to the Plan of shares of Common Stock not subject to restrictions or other forfeiture conditions.

2.32 “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Section 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

2.33 “Transaction” means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the effective date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the most recent date on which the Plan was approved (or reapproved) by the Company’s stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4.	Stock Subject to the Plan

Subject to the provisions of Section 8 of the Plan, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including, without limitation, pursuant to Incentive Options), nor the number of shares of Common Stock issued pursuant to Incentive Options, exceed Five Million Seven Hundred Thirty-Two Thousand Nine Hundred Ninety-Seven (5,732,997) shares of Common Stock. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited, the shares not purchased by the Participant or forfeited by the Participant shall again be available for Awards thereafter to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

In addition, not more than 1,146,600 of the total number of shares of Common Stock reserved for issuance under the Plan (as adjusted under Section 8) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, Stock Grants, and any other similar Awards (“Full-Value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and any other similar Awards shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award expires, is forfeited, or otherwise lapses as described in this Section 4, the shares of Common Stock that were subject to the Award shall be restored to the total number of shares of Common Stock available for grant or sale as Full-Value Awards.

5.	Administration

The Plan shall be administered by the Committee; provided, however , that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant or director to receive the Award; (b) the form of Award; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (d) the time of granting an Award; (e) the number of shares subject to an Award; (f) the exercise price of an Option or purchase price, if any, for shares of Restricted Stock or for a Stock Grant and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the vesting period of shares of Restricted Stock or of Restricted Stock Units and any acceleration thereof; (i) the exercise date or dates of an Option and any acceleration thereof; and (j) the effect of termination of any employment, consulting or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option or on the Risk of Forfeiture of Restricted Stock or Restricted Stock Units. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization and Eligibility

The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company or of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year (or portion of a year) ending after such date exceed fifty percent (50%) of the aggregate number of shares of Common Stock subject to the Plan.

Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.	Specific Terms of Awards

7.1 Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option or Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of such Incentive Option would not cause such Incentive Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to such Acceleration.

(e) Effect of Termination of Employment, Consulting or Board Member Relationship. Unless the Committee shall provide otherwise with respect to any Option, if the applicable Optionee’s association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason, regardless of whether the end of such association is effected by the Company, any such Affiliate or such Optionee (whether voluntarily or involuntarily, including because an entity with which such Optionee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such Optionee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such Optionee dies, then any outstanding Option initially granted to such Optionee, whether then held by such Optionee or any other Participant, shall cease to be exercisable in any respect not later than ninety (90) days following the end of such association or such death and, for the period it remains exercisable following the end of such association or such death, shall be exercisable only to the extent exercisable on the date of the end of such association or such death. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(f) Transferability. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (e) above). Except as otherwise provided in this subsection (f), all of a Participant’s rights in any Option may be exercised during the life of such Participant only by such Participant or such Participant’s legal representative. However, the applicable Award Agreement or the Committee (at or after the grant of a Nonstatutory Option) may provide that a Nonstatutory Option may be transferred by the applicable Participant to a family member;

provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Nonstatutory Option shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Nonstatutory Options to third parties pursuant to this subsection (f), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time. The restrictions on transferability set forth in this subsection (f) shall in no way preclude any Participant from effecting “cashless” exercises of an Option pursuant to the terms of the Plan.

(g) Method of Exercise. An Option may be exercised by a Participant giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion and subject to such conditions, if any, as the Committee may deem necessary to comply with applicable laws, rules and regulations or to avoid adverse accounting effects to the Company, by delivery to the Company of (i) shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased, or (ii) the Participant’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved. If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to any Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Notwithstanding any of the foregoing provisions in this subsection (g) to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Award Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to the provisions of Section 9.1 hereof and to compliance by the Optionee and the Participant with all of the provisions of the Plan and the relevant Award Agreement.

(h) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(i) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(j) Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to such Option, except to the extent that such Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such person or his agent.

7.2 Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Subject to subsection (c) below, each Participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock.

(f) Effect of Termination of Employment, Consulting or Board Member Relationship. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee’s association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such original grantee (whether voluntarily or involuntarily, including because an entity with which such original grantee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such original grantee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such original grantee dies, then all outstanding shares of Restricted Stock initially granted to such original grantee that are still subject to Risk of Forfeiture, whether then held by such original grantee or any other Participant, shall be forfeited or otherwise subject to return to or repurchase by the Company if and to the extent so provided by, and subject to and in accordance with, the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee’s reemployment rights, if any, are guaranteed by statute or by contract.

(g) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

(h) Transferability. Except as otherwise provided in this subsection (h), shares of Restricted Stock shall not be transferable, and no share of Restricted Stock or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (f) above). The applicable Award Agreement or the Committee (at or after the grant of a share of Restricted Stock) may provide that such share of Restricted Stock may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a share of Restricted Stock shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of shares of Restricted Stock to third parties pursuant to this subsection (h), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

7.3. Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to a share of Common Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Issuance of Certificates. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, at the close of the Restriction Period applicable to any Restricted Stock Units (including, without limitation, the close of the applicable Restriction Period as a result of (i) any Acceleration of Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement, (ii) any waiver, lapse or termination of the Risk of Forfeiture applicable to Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement or (iii) any shortening of the Restriction Period applicable to any Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement), the Company shall deliver or cause to be delivered to the Participant that is the holder of such Restricted Stock Units a stock certificate in respect of the shares of Common Stock subject to such Restricted Stock Units. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Common Stock substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan

and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.

(c) Dividends. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Common Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Common Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

(d) Effect of Termination of Employment, Consulting or Board Member Relationship. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee’s association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such original grantee (whether voluntarily or involuntarily, including because an entity with which such original grantee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such original grantee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such original grantee dies, then all outstanding Restricted Stock Units initially granted to such original grantee that are still subject to Risk of Forfeiture, whether then held by such original grantee or any other Participant, shall be forfeited or otherwise subject to return to the Company in accordance with the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee’s reemployment rights, if any, are guaranteed by statute or by contract.

(e) Transferability. Except as otherwise provided in this subsection (e), Restricted Stock Units shall not be transferable, and no Restricted Stock Unit or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The applicable Award Agreement or the Committee (at or after the grant of a Restricted Stock Unit) may provide that such Restricted Stock Unit may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Restricted Stock Unit shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Restricted Stock Units to third parties pursuant to this subsection (e), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

(f) Rights Pending Close of Applicable Restriction Period. No person holding Restricted Stock Units shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such Restricted Stock Units, except to the extent that the Restricted Period with respect to such Restricted Stock Units shall have closed and, in addition, a certificate shall have been issued for such shares of Common Stock and delivered to such person or his agent. Shares of Common Stock subject to Restricted Stock Units shall be issued and outstanding only if and to the extent that a stock certificate representing such shares has been issued and delivered in accordance with the provisions of this Section 7.3.

7.4. Stock Grants.

(a) In General. Stock Grants shall be issued for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee. Without limiting the generality of the foregoing, Stock Grants may be awarded in such circumstances as the Committee deems appropriate, including without limitation in recognition of significant contributions to the success of the Company or its Affiliates or in lieu of compensation otherwise already due. Stock Grants shall be made without forfeiture conditions of any kind.

(b) Issuance of Certificates. Each Participant receiving a Stock Grant shall be issued a stock certificate in respect of such Stock Grant. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. 2007 Equity Incentive Plan. A copy of such Plan is on file in the offices of Amicus Therapeutics, Inc.

7.5. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1 Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company immediately after the closing of the initial public offering of the Company’s Common Stock. Subject to the provisions of Section 8.2, if subsequent to such closing the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Change of Control. Subject to the applicable provisions of the Award Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration, in whole or in part, of any or all outstanding Options (including Options that are assumed or replaced pursuant to clause (D) below) that are not exercisable in full at the time the Change of Control, such Acceleration to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship of the applicable Optionee or Optionees with the Company and its Affiliates terminates, or at such other time or times as the Committee shall determine; (B) the lapse or termination of the Risk of Forfeiture (including, without limitation, any or all of the Company’s repurchase rights) with respect to outstanding Awards of Restricted Stock, such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the Participant or Participants that hold such Awards of Restricted Stock (or the person to whom such Awards of Restricted Stock were initially granted) terminates, or at such other time or times as the Committee shall determine; (C) the lapse or termination of the Risk of Forfeiture with respect to any or all outstanding Awards of Restricted Stock Units (including Restricted Stock Units that are assumed or replaced pursuant to clause (D) below), such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the Participant or Participants that hold such Awards of Restricted Stock Units (or the person to whom such Awards of Restricted Stock Units were initially granted) terminates, or at such other time or times as the Committee shall determine; (D) the assumption of outstanding Options or Restricted Stock Units, or the substitution of outstanding Options or Restricted Stock Units with equivalent options or equivalent restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity (or an affiliate thereof); (E) the termination of all Options (other than Options that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and the Committee shall have given, or caused to be given, to all Participants written notice of such potential termination at least five business days prior to the consummation of the Change of Control, and provided, further, that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Options on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee’s sole and absolute discretion, payment to the applicable Optionee or Optionees of an amount of cash equal to the difference between the Market Value of the shares of Common Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option), then the Company shall be required to make, or cause to be made, such payment or provide, or cause to be provided, such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Options pursuant to the foregoing provisions of this clause (E); or (F) the termination of all Restricted Stock Units (other than Restricted Stock Units that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Restricted Stock Units on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee’s sole and absolute discretion, payment to the applicable Participant or Participants of an amount of cash equal to the Market Value of the shares of Common Stock subject to the terminated Restricted Stock Units), then the Company shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Restricted Stock Units pursuant to the foregoing provisions of this clause (F). The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee’s general authority under Sections 7.1(d) or 7.2(d) hereof to Accelerate Options in whole or in part at any time or to waive or terminate at any time any Risk of Forfeiture applicable to shares of Restricted Stock or Restricted Stock Units. Each outstanding Option or Restricted Stock Unit that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of

Control, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.

8.3. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time he or she has an employment, consulting or Board member relationship with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

8.4. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Common Stock.

9.	Settlement of Awards

9.1 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

9.2 Corporate Restrictions on Rights in Stock. Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, if the Committee so directs at the time of grant (or, if such Award is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by any agreement that the Committee shall require in its sole discretion. In addition, any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.3 Investment Representations. The Company shall be under no obligation to issue any shares covered by an Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

9.5 Lock-Up. Without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the one hundred-eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company. The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

9.6 Placement of Legends; Stop Orders; Etc. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, under any agreement between the Company and any Optionee and/or Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.7 Tax Withholding. Whenever shares of Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirements, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares of their Common Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitation that the Committee deems appropriate.

10.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.	No Special Service Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting or Board member relationship or other association with the Company and its Affiliates.

12.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and restricted stock units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.	Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable. In the event of the termination of the Plan, the terms of the Plan shall survive any such termination with respect to any Award that is outstanding on the date of such termination, unless the holder of such Award agrees in writing to terminate such Award or to terminate all or any of the provisions of the Plan that apply to such Award. Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Award outstanding on the date of such amendment or modification as well as the terms of any Award made from and after the date of such amendment or modification; provided, however , that, except to the extent otherwise provided in the last sentence of this paragraph, (i) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award or materially adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, (ii) no amendment or modification of the Plan shall apply to any Incentive Option that is outstanding on the date of such amendment or modification if such amendment or modification would result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code and (iii) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Awards outstanding on the date of such amendment or modification. In the event of any amendment or modification of the Plan that is described in clause (i), (ii) or (iii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Award outstanding on the date of such amendment or modification only if the recipient of such Award consents in writing thereto.

The Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award without amending or modifying the terms of the Plan itself, provided that as amended or modified such Award is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Award, but no such amendment or modification of such Award shall, without the written consent of the recipient of such Award, reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award, adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, or otherwise materially adversely affect the terms of such Award (except for amendments or modifications to the terms of such Award or of the stock subject to such Award that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this Section 13), or, if such Award is an Incentive Option, result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code.

In addition, notwithstanding anything express or implied in any of the foregoing provisions of this Section 13 to the contrary, the Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award to the extent the Committee reasonably determines necessary or appropriate to conform such Award to the requirements of Section 409A of the Code (concerning non-qualified deferred compensation), if applicable.

Without the approval of the Company’s stockholders, the Committee will not, directly or indirectly, reduce the exercise price of an outstanding Option (other than in accordance with the adjustment provisions of Section 8.1).

14.	Interpretation of the Plan

In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Award Agreement was authorized and approved by the Committee at the time of the grant of the Award evidenced by such Award Agreement or is ratified by the Committee at any time subsequent to the grant of such Award, in which case the conflicting provision in such Award Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Optionee and/or Participant, the provisions of such agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions.

15.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New Jersey, without regard to the conflict of laws principles thereof.

17.	Effective Date

This Amended and Restated 2007 Equity Incentive Plan was approved by the stockholders of the Company in June 2010 and was amended and restated and reapproved by stockholders effective May 24, 2011.

ANNUAL MEETING OF STOCKHOLDERS OF

Amicus Therapeutics, Inc.

May 24, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp CoNumber=15417

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20230300000000000000 4 052411

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Alexander E. Barkas, Ph.D.

James Barrett, Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. Proposal to approve the Amended and Restated 2007 Equity Incentive Plan.

3. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2011.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

AMICUS THERAPEUTICS, INC.

6 Cedar Brook Drive Cranbury, NJ 08512

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Amicus Therapeutics, Inc. hereby appoints Matthew R. Patterson and Geoffrey P. Gilmore as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Amicus Therapeutics, Inc. held of record by the undersigned on April 1, 2011, and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 6 Cedar Brook Drive, Cranbury, New Jersey, 08512 on May 24, 2011, or any adjournment or postponement thereof.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. prior to the meeting or by filing with the Secretary of Amicus Therapeutics, Inc. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a notice of Annual Meeting of Stockholders of Amicus Therapeutics, Inc. called for May 24, 2011 and the Proxy Statement for the Annual Meeting, each dated April 25, 2011, prior to the signing of this proxy.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

Amicus Therapeutics, Inc.

May 24, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp CoNumber=15417

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Alexander E. Barkas, Ph.D.

James Barrett, Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

Proposal to approve the Amended and Restated 2007 Equity Incentive Plan.

Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2011.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.